Exhibit 4

ERNST & YOUNG SHINNIHON	Certified Public Accountants	Tel : 03 3503 1100
	Hibiya Kokusai Bldg.	Fax : 03 3503 1197
2-2-3, Uchisaiwai-cho
Chiyoda-ku, Tokyo, Japan 100-0011
C.P.O. Box 1196, Tokyo, Japan 100-8641

Report of Independent Auditors

To the Governor of Japan Bank for International Cooperation

We have audited the accompanying balance sheets of Japan Bank for International Cooperation as of March 31, 2007, and the related statements of operations, changes in net assets, and cash flows for the year then ended, all expressed in Japanese Yen. These financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Japan Bank for International Cooperation as of March 31, 2007, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in Japan.

The U.S. dollar amounts in the accompanying financial statements with respect to the year ended March 31, 2007 are presented solely for convenience. Our audit also included the translation of yen amounts into U.S. dollar amounts and, in our opinion, such translation has been made on the basis described in Note 1.

/s/ Ernst & Young ShinNihon

Ernst & Young ShinNihon

June 22, 2007

BALANCE SHEETS

JAPAN BANK FOR INTERNATIONAL COOPERATION

	In millions of yen	In millions of yen	In millions of U.S. dollars
	March 31, 2007	March 31, 2006	March 31, 2007
Assets
Cash and due from banks (Note 3)	¥328,991	¥655,517	$2,787
Securities (Notes 4 and 20)	110,079	119,535	932
Loans (Note 5)	18,828,849	19,023,649	159,499
Miscellaneous assets (Note 6)	261,162	276,038	2,212
Premises and equipment (Note 7)	—	25,873	—
Tangible fixed assets (Note 7)	25,060	—	212
Intangible fixed assets (Note 7)	3,514	—	30
Deferred charges on bonds and notes (Note 8)	1,066	4,230	9
Customers’ liabilities for acceptances and guarantees (Note 14)	1,496,958	1,066,099	12,681
Allowance for possible loan losses (Note 9)	(232,959)	(273,120)	(1,973)

Total assets	¥20,822,723	¥20,897,824	$176,389

	In millions of yen	In millions of yen	In millions of U.S. dollars
	March 31, 2007	March 31, 2006	March 31, 2007
Liabilities and equity
Liabilities
Bonds and notes (Note 10)	¥1,976,086	¥2,053,963	$16,739
Borrowings (Note 11)	8,094,826	8,926,789	68,571
Miscellaneous liabilities (Note 12)	208,734	207,097	1,768
Reserve for bonus payments	1,027	1,020	9
Reserve for employee retirement benefits (Note 13)	16,179	16,473	137
Acceptances and guarantees (Note 14)	1,496,958	1,066,099	12,681

Total liabilities	11,793,812	12,271,443	99,905

Equity
Capital:
Capital attributable to the International Financial Account	—	985,500	—
Capital attributable to the Overseas Economic Cooperation Account	—	7,065,644	—

		8,051,144
Retained earnings:
Reserve attributable to the International Financial Account (Note 17)	—	709,148	—
Reserve attributable to the Overseas Economic Cooperation Account (Note 17)	—	111,324	—
Accumulated deficit	—	(245,236)	—

		575,236

Total equity	—	8,626,381	—

Total liabilities and equity	¥—	¥20,897,824	$—

Net assets
Capital:
Capital attributable to the International Financial Account	985,500	—	8,348
Capital attributable to the Overseas Economic Cooperation Account	7,231,508	—	61,258

	8,217,008	—	69,606
Retained earnings:
Other retained earnings
Reserve attributable to the International Financial Account (Note 17)	745,236	—	6,313
Reserve attributable to the Overseas Economic Cooperation Account (Note 17)	166,062	—	1,407
Accumulated deficit	(98,273)	—	(833)

	813,025		6,887

Total stockholders’ equity	9,030,033	—	76,493

Net deferred losses on hedges	(1,122)	—	(9)

Total valuation differences and translation adjustments	(1,122)	—	(9)

Total net assets	9,028,911	—	76,484

Total liabilities and net assets	¥20,822,723	¥—	$176,389

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

STATEMENTS OF OPERATIONS

JAPAN BANK FOR INTERNATIONAL COOPERATION

	In millions of yen	In millions of yen	In millions of U.S. dollars
	FY 2006	FY 2005	FY 2006
Income
Interest income	¥587,793	¥574,315	$4,979
Interest on loans	572,467	562,289	4,849
Interest and dividend income on securities	6,781	5,728	58
Interest on due from banks	8,544	6,297	72
Fees and commissions	8,320	8,783	70
Other operating income	1,123	3,985	10
Foreign exchange gains	1,123	3,751	10
Gains on derivative instruments	0	—	0
Others	—	234	—
Other ordinary income	363	354	3
Grant from general account (Note 16)	30,000	30,000	254
Reversal of allowance for possible loan losses	40,160	34,644	340
Recovery of written-off claims	2,647	3,179	23
Profits on sales of premises and equipment	—	6	—
Profits on sales of tangible fixed assets	21	—	0

Total income	670,431	655,270	5,679

Expenses
Interest expenses	361,859	315,669	3,065
Interest on bonds and notes	72,236	64,137	612
Interest on borrowings	157,505	180,350	1,334
Interest on swaps (net)	132,117	71,181	1,119
Fees and commissions	5,917	5,870	50
Other operating expenses	1,203	1,292	10
Amortization of bonds and notes issuance costs	979	1,053	8
Losses on derivative instruments	17	—	0
Others	206	238	2
General and administrative expenses	25,951	22,636	220
Other ordinary expenses	1,540	247	13
Write-off of equities, securities, etc.	1,481	217	12
Others	59	29	1
Losses on disposal of premises and equipment	—	27	—
Losses on disposal of tangible fixed assets	81	—	1

Total expenses	396,554	345,742	3,359

Net income	¥273,876	¥309,527	$2,320

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

STATEMENTS OF CASH FLOWS

JAPAN BANK FOR INTERNATIONAL COOPERATION

	In millions of yen	In millions of yen	In millions of U.S. dollars
	FY 2006	FY 2005	FY 2006
Cash flows from operating activities
Net income	¥273,876	¥309,527	$2,320
Depreciation and amortization	1,919	1,398	16
Decrease in allowance for possible loan losses	(40,160)	(80,544)	(340)
Increase in reserve for bonus payments	7	60	0
Decrease in reserve for employee retirement benefits	(294)	(803)	(2)
Interest income	(587,793)	(574,315)	(4,979)
Interest expenses	361,859	315,669	3,065
Net loss on securities	1,479	200	13
Foreign exchange gain	(10,453)	(335,141)	(89)
Net loss on sales of premises and equipment	—	20	—
Net loss on sales of tangible fixed assets	59	—	1
Net decrease in loans	260,239	557,202	2,204
Net increase (decrease) in bonds and notes	(132,204)	214,542	(1,120)
Net decrease in borrowings	(831,963)	(632,945)	(7,048)
Net decrease (increase) in due from banks (excluding cash equivalents)	108,035	(232,846)	915
Interest received	600,014	593,469	5,083
Interest paid	(368,651)	(317,173)	(3,123)
Others, net	7,691	290,237	65

Net cash (used in) provided by operating activities	(356,339)	108,557	(3,019)

Cash flows from investing activities
Purchases of securities	(573)	(421)	(5)
Sales of securities	8,443	690	72
Purchases of premises and equipment	—	(711)	—
Purchases of tangible fixed assets	(719)	—	(6)
Purchases of intangible fixed assets	(305)	—	(3)
Proceeds from sales of premises and equipment	—	27	—
Proceeds from sales of tangible fixed assets	28	—	0

Net cash provided by (used in) investing activities	6,873	(414)	58

Cash flows from financing activities
Proceeds from issuance of capital stocks to government	165,864	174,400	1,405
Payment to National Treasury	(36,314)	(34,726)	(308)

Net cash provided by financing activities	129,549	139,673	1,097

Effect of exchange rate changes on cash and cash equivalents	0	0	0

Net (decrease) increase in cash and cash equivalents	(219,915)	247,817	(1,863)

Cash and cash equivalents at the beginning of the period	318,608	70,790	2,699

Cash and cash equivalents at the end of the period	¥98,692	¥318,608	$836

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

STATEMENTS OF CHANGES IN NET ASSETS

JAPAN BANK FOR INTERNATIONAL COOPERATION

For the year ended March 31, 2007										(In millions of yen)

	Stockholders’ equity								Valuation differences and translation adjustments		Total net assets
	Capital			Retained earnings				Total stockholders’ equity
	Capital attributable to the International Financial Account	Capital attributable to the Overseas Economic Cooperation Account	Total capital stock	Other retained earnings			Total retained earnings		Net deferred losses on hedges	Total valuation differences and translation adjustments
				Reserve attributable to the International Financial Account	Reserve attributable to the Overseas Economic Cooperation Account	Accumulated deficit
Balance at March 31, 2006	¥985,500	¥7,065,644	¥8,051,144	¥709,148	¥111,324	¥(245,236)	¥575,236	¥8,626,381	¥—	¥—	¥8,626,381
Changes during the accounting period:
Proceeds from issuance of capital stocks attributable to the International Financial Account	—	—	—	—	—	—	—	—	—	—	—
Proceeds from issuance of capital stocks attributable to the Overseas Economic Cooperation Account	—	165,864	165,864	—	—	—	—	165,864	—	—	165,864
Transfer to reserve attributable to the International Financial Account from accumulated deficit	—	—	—	36,087	—	(36,087)	—	—	—	—	—
Payment to National Treasury from the International Financial Account	—	—	—	—	—	(36,087)	(36,087)	(36,087)	—	—	(36,087)
Transfer to reserve attributable to the Overseas Economic Cooperation Account from accumulated deficit	—	—	—	—	54,737	(54,737)	—	—	—	—	—
Net income	—	—	—	—	—	273,876	273,876	273,876	—	—	273,876
Net changes in the items other than stockholders’ equity	—	—	—	—	—	—	—	—	(1,122)	(1,122)	(1,122)
Net changes during the accounting period	—	165,864	165,864	36,087	54,737	146,962	237,788	403,652	(1,122)	(1,122)	402,529
Balance at March 31, 2007	¥985,500	¥7,231,508	¥8,217,008	¥745,236	¥166,062	¥(98,273)	¥813,025	¥9,030,033	¥(1,122)	¥(1,122)	¥9,028,911

STATEMENTS OF CHANGES IN NET ASSETS

JAPAN BANK FOR INTERNATIONAL COOPERATION

For the year ended March 31, 2007									(In millions of U.S. dollars)

	Stockholders’ equity								Valuation differences and translation adjustments		Total net assets
	Capital			Retained earnings				Total stockholders’ equity	Net deferred losses on hedges	Total valuation differences and translation adjustments
	Capital attributable to the International Financial Account	Capital attributable to the Overseas Economic Cooperation Account	Total capital stock	Other retained earnings			Total retained earnings
				Reserve attributable to the International Financial Account	Reserve attributable to the Overseas Economic Cooperation Account	Accumulated deficit
Balance at March 31, 2006	$8,348	$59,853	$68,201	$6,007	$943	$(2,077)	$4,873	$73,074	$—	$—	$73,074
Changes during the accounting period
Proceeds from issuance of capital stocks attributable to the International Financial Account	—	—	—	—	—	—	—	—	—	—	—
Proceeds from issuance of capital stocks attributable to the Overseas Economic Cooperation Account	—	1,405	1,405	—	—	—	—	1,405	—	—	1,405
Transfer to reserve attributable to the International Financial Account from accumulated deficit	—	—	—	306	—	(306)	—	—	—	—	—
Payment to National Treasury from the International Financial Account	—	—	—	—	—	(306)	(306)	(306)	—	—	(306)
Transfer to reserve attributable to the Overseas Economic Cooperation Account from accumulated deficit	—	—	—	—	464	(464)	—	—	—	—	—
Net income	—	—	—	—	—	2,320	2,320	2,320	—	—	2,320
Net changes in the items other than stockholders’ equity	—	—	—	—	—	—	—	—	(9)	(9)	(9)
Net changes during the accounting period	—	1,405	1,405	306	464	1,244	2,014	3,419	(9)	(9)	3,410
Balance at March 31, 2007	$8,348	$61,258	$69,606	$6,313	$1,407	$(833)	$6,887	$76,493	$(9)	$(9)	$76,484

STATEMENTS OF EQUITY

JAPAN BANK FOR INTERNATIONAL COOPERATION

	In millions of yen
	Capital attributable to the International Financial Account	Capital attributable to the Overseas Economic Cooperation Account	Reserve attributable to the International Financial Account	Reserve attributable to the Overseas Economic Cooperation Account	Accumulated deficit	Total Equity
Balance at March 31, 2005	¥985,500	¥6,891,244	¥676,258	¥85,490	¥(463,150)	¥8,175,343

Transfer from net earnings accounted under the JBIC Law to reserve	—	—	32,889	25,833	(58,723)	—
Payment to National Treasury	—	—	—	—	(32,889)	(32,889)
Issuance of capital from Government	—	174,400	—	—	—	174,400
Net income	—	—	—	—	309,527	309,527

Balance at March 31, 2006	¥985,500	¥7,065,644	¥709,148	¥111,324	¥(245,236)	¥8,626,381

Appropriations:
Transfer from net earnings accounted under the JBIC Law to reserve	—	—	36,087	54,737	(90,825)	—
Payment to National Treasury	—	—	—	—	(36,087)	(36,087)

Total	¥—	¥—	¥36,087	¥54,737	¥(126,913)	¥(36,087)

Unappropriated Accumulated deficit	¥—	¥—	¥—	¥—	¥(372,149)	¥—

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

NOTES TO FINANCIAL STATEMENTS

JAPAN BANK FOR INTERNATIONAL COOPERATION

1. Basis of presentation

The accompanying financial statements have been prepared from the accounts maintained by Japan Bank for International Cooperation (“JBIC” or the “Bank”) in accordance with the provisions set forth in conformity with accounting principles and practices generally accepted in Japan, which are different in certain respects as to application and disclosure requirements from International Financial Reporting Standards.

The Bank’s accounts are separated into the International Financial Account and the Overseas Economic Cooperation Account as required under Article 41 of the Japan Bank for International Cooperation Law (“JBIC Law”) whereby the accounting shall be separated according to the categories of international financial operations and overseas economic cooperation operations and be recorded by establishing a separate account for each operation. In separating the accounts, transactions directly related to either of the operations are attributed to the account for these operations and overhead expenses and others are allocated to both of the accounts in accordance with certain pre-defined allocation rate.

Consolidated financial statements are not prepared since JBIC has no subsidiaries.

The amounts indicated in millions of yen are rounded down by omitting figures less than one million. Totals may therefore not add up exactly because of such omission.

Amounts in U.S. dollars are presented solely for the convenience of readers outside Japan. The rate of ¥118.05=$1.00, the exchange rate as of March 31, 2007 has been used in translation. The presentation of such amounts is not intended to imply that Japanese yen have been or could be readily converted, realized or settled into U.S. dollars at that rate or any other rate.

2. Significant accounting policies

(a) Cash and cash equivalents

“Cash and cash equivalents” as stated in the statements of cash flows consists of cash on hand and due from Bank of Japan included in “Cash and due from banks” in the balance sheets.

(b) Securities

All securities are classified as “Available-for-sale securities” which have no market value and are carried at cost based on the moving average method.

(c) Valuation method for derivative financial instruments

All derivative financial instruments are carried at fair value, except for certain derivatives that are designated as hedging instruments as discussed below.

(d) Accounting for hedges of interest rate risks

(i)	Hedge accounting

JBIC accounts for derivatives used for interest rate risk hedging purposes under the deferral method.

(ii)	Hedging instruments and hedged items

Hedging instruments: interest rate swaps

Hedged items: loans, borrowings, bonds and notes

(iii)	Hedging policy

JBIC enters into hedging transactions up to the amount of the hedged assets and liabilities.

(iv)	Assessment of hedge effectiveness

JBIC assesses the effectiveness of designated hedges by measuring and comparing the change of fair value or cumulative change of cash flows of both hedging instruments and corresponding hedged items from the date of inception of the hedges to the assessment date.

(e) Accounting for hedges of foreign exchange risks

Hedge instruments used to hedge foreign exchange risks associated with various foreign currency denominated monetary assets and liabilities are accounted for using the deferral method, in accordance with the standard treatment of The Japanese Institute of Certified Public Accountants (“JICPA”) Industry Audit Committee Report No. 25.

The effectiveness of the hedging instruments described above, such as currency-swaps, exchange swaps and similar transactions, hedging the foreign exchange risks of monetary assets and liabilities denominated in foreign currencies is assessed by comparing the foreign currency position of the hedged monetary assets and liabilities with that of the hedging instruments.

(f) Foreign currency translation and revaluation method

JBIC maintains its accounting records in Japanese yen. Assets and liabilities denominated in foreign currencies are translated into Japanese yen at the market exchange rate prevailing at the fiscal year end.

(g) Depreciation for fixed assets (premises and equipment)

(i)	Tangible fixed assets

Tangible fixed assets are depreciated under the declining balance method over their useful economic lives except for buildings (excluding installed facilities) acquired on or after April 1, 1998, which are depreciated under the straight-line method, and the applicable share of estimated annual depreciation costs for the fiscal year is recorded based on the following range of useful lives.

The principal estimated useful economic lives are as follows:

Buildings: 38 years to 50 years

Equipment: 2 years to 20 years

(ii)	Intangible fixed assets

Amortization of intangible fixed assets is computed by the straight-line method. Software used by JBIC is amortized over its useful life (5 years).

(h) Method of amortization for deferred charges

Until the previous fiscal year, discounts and premiums on bonds and notes had been separately capitalized and amortized under the straight-line method over the terms of redemption. However, in accordance with the partial revision of “Accounting Standards for Financial Instruments” as of August 11, 2006 (the Accounting Standards Board of Japan (“ASBJ”) Statement No.10), which should be applied from the fiscal period ending upon or after its public announcement, JBIC adopted the revised accounting standard effective this fiscal period, and Bonds and notes were stated at amortized cost (the straight line method). As a result, discounts on bonds and notes in “Deferred charges on bonds and notes”, premiums in “Miscellaneous liabilities” and “Bonds and notes” decreased by ¥2,213 million, ¥103 million and ¥2,109 million respectively.

Discounts on bonds and notes recorded on the balance sheet as of March 31, 2006 are amortized under the straight-line method over the terms of the bonds and notes by applying the previous accounting method and the unamortized balance is directly deducted from Bonds and notes, based on the tentative measure stipulated in the “Tentative Solution on Accounting for Deferred Assets” (ASBJ Report No.19, August 11, 2006).

Until the previous fiscal year, Bonds and notes issuance costs were separately capitalized and amortized over 3 years by the Regulations of the Commercial Code of Japan. However, in accordance with the application of the “Tentative Solution on Accounting for Deferred Assets” (ASBJ Report No.19, August 11, 2006) which should be applied from the fiscal period ending upon or after its public announcement, JBIC adopted the new accounting standard effective this fiscal period. As a result, Bonds and notes issuance costs in “Miscellaneous assets” and Net income increased by ¥45 million and Amortization of bonds and notes issuance costs in “Other operating expenses” decreased by ¥45 million.

Bonds and notes issuance costs recorded on the balance sheet as of March 31, 2006 are amortized over 3 years by applying the previous accounting method based on the tentative measure stipulated in the ASBJ report.

(i) Change in presentation on balance sheets

The appendix forms of “Banking Law Enforcement Regulations” (Ministry of Finance Ordinance No.10, 1982) have been revised by the “Cabinet Office Ordinance to Amend Part of Detailed Enforcement Regulations on Mutual Loan Business Law and Banking Law” (Cabinet Office Ordinance No.60, April 28, 2006). In accordance with the application of the revised “Banking Law Enforcement Regulations” effective this fiscal period, presentation of account items has been changed as follows:

(i)	“Reserve attributable to the International Financial Account”, “Reserve attributable to the Overseas Economic Cooperation Account” and “Accumulated deficit” which had been included in “Retained earnings” was presented as “Reserve attributable to the International Financial Account”, “Reserve attributable to the Overseas Economic Cooperation Account” and “Accumulated deficit” in “Other retained earnings”, respectively.

(ii)	The net realized and unrealized losses (gains) from hedging instruments formerly included in “Miscellaneous assets” (“Miscellaneous liabilities”) as deferred hedge losses (gains) are presented as “Net deferred gains(losses) on hedges” included in Valuation differences and translation adjustments.

(iii)	“Premises and equipment” was divided into “Tangible fixed assets”, “Intangible fixed assets” and “Miscellaneous assets.”

(iv)	“Software” was reclassified from “Miscellaneous assets” to “Intangible fixed assets.”

(j) Change in presentation on cash flows

Former “Net loss (gain) on sales of premises and equipment” is presented as “Net loss (gain) on sales of tangible fixed assets” following the change in description of former “Premises and equipment” on the balance sheet to “Tangible fixed assets”, “Intangible fixed assets” and others.

Former “Expenditures on premises and equipment” is presented as “Purchases of tangible fixed assets” and others, and former “Proceeds from sales of premises and equipment” is presented as “Proceeds from sales of tangible fixed assets” and others.

(k) Allowance for possible loan losses

The allowance for claims on debtors who are legally bankrupt (“Bankrupt borrowers”) or substantially bankrupt (“Substantially bankrupt borrowers”) is provided based on the outstanding balance after the write-offs described in Note 5 (i) and the deductions of the amount expected to be collected through the disposal of collateral and the execution of guarantees.

The allowance for claims on debtors who are not legally bankrupt but are likely to become bankrupt (“Potentially bankrupt borrowers”) is provided based on an assessment of the overall solvency of the debtors after deducting the amount expected to be collected through the disposal of collateral and the execution of guarantees.

The allowance for claims on debtors other than Bankrupt borrowers, Substantially bankrupt borrowers and Potentially bankrupt borrowers is provided primarily based on the default rate, which is calculated based on the actual defaults during a certain period in the past.

The allowance for possible losses on specific overseas loans is provided based on the expected loss amount taking into consideration the political and economic situations of these countries.

All claims are assessed initially by the operational departments and secondly by risk evaluation departments based on internal rules for self-assessment of asset quality. The internal audit department, which is independent from the operational departments, reviews these self-assessments, and the allowance is provided based on the results of the assessments.

(l) Reserve for bonus payments

Reserve for bonus payment is calculated and provided for based on estimated amounts of future payments attributable to the services that have been rendered by employees to the date of the balance sheet. Reserve for bonus payments to executive directors is included in the account.

(m) Reserve for employee retirement benefits

Allowance for employee retirement benefits represents the future payment for pension and retirement benefits to employees and executive directors, and is accrued based on the projected benefit obligations and the estimated pension plan assets at the fiscal period end.

The actuarial gain or loss is recognized in the year in which it arises.

(n) Lease transactions

Finance leases that do not involve the transfer of ownership to the lessee at the end of the lease term are accounted for as an operating lease.

(o) Consumption taxes

Consumption taxes, including local consumption tax, are excluded from the transaction amounts.

(p) Significant changes in accounting policies

In accordance with newly effective Accounting Standards Board Statement No.5 “Accounting Standards for Presentation of Net Assets on Balance Sheet” (December 9, 2005) and Accounting Standards Board Guidance No.8 “Guidance on Accounting Standards for Presentation of Net Assets on Balance Sheet” (December 9, 2005), “Total equity” was renamed as “Net assets” and divided into “Stockholders’ equity” and “Valuation differences and translation of adjustment” . The amount corresponding to conventional “Total equity” was ¥9,030,033 million at the balance sheet date.

Net assets portion of the financial statements are presented in accordance with revised “Ordinance Regarding Financial Statements.”

“Practical Solution on Investors’ Accounting for Limited-Liability Partnership and Limited-Liability Companies” (Practical Issues Task Force No.21, issued on September 8, 2006) is applicable for the fiscal period ending on or after September 8, 2006, the announcement date, and JBIC applied the new accounting pronouncement. This accounting change had no material impact on the financial statements.

3. Cash and cash equivalents

The reconciliation between the balance of cash and cash equivalents at the end of each fiscal year and the amount of cash and due from banks reported in the balance sheets as of March 31, 2007 and 2006 were as follows:

	March 31, 2007 (In millions of yen)	March 31, 2006 (In millions of yen)	March 31, 2007 (In millions of U. S. dollars)
Cash and due from banks	¥328,991	¥655,517	$2,787
Due from banks (*)	(230,299)	(336,909)	(1,951)
Cash and cash equivalents	¥98,692	¥318,608	$836
(*) Excluding Due from Bank of Japan
4. Securities
Securities as of March 31, 2007 and 2006 were as follows:

	March 31, 2007 (In millions of yen)	March 31, 2006 (In millions of yen)	March 31, 2007 (In millions of U. S. dollars)
Equity	¥108,008	¥117,870	$915
Other securities	2,070	1,665	17
	¥110,079	¥119,535	$932

5. Loans

All of loans are loans on deeds. The amounts reported in the balance sheets as of March 31, 2007 and 2006 were as follows:

International Financial Account	March 31, 2007 (In millions of yen)	March 31, 2006 (In millions of yen)	March 31, 2007 (In millions of U. S. dollars)
Bankrupt loans	¥47,333	¥47,333	$401
Non-accrual loans	126,610	156,454	1,073
Past due loans (3 months or more)	—	2,714	—
Restructured loans	112,868	141,007	956
	¥286,813	¥347,510	$2,430

Overseas Economic Cooperation Account	March 31, 2007 (In millions of yen)	March 31, 2006 (In millions of yen)	March 31, 2007 (In millions of U. S. dollars)
Bankrupt loans	¥—	¥—	$—
Non-accrual loans	76,876	96,998	651
Past due loans (3 months or more)	—	—	—
Restructured loans	185,191	184,691	1,569
	¥262,068	¥281,689	$2,220

(a)	“Bankrupt loans” refer to loans, after write-offs, on which accrued interest income is not recognized as there is substantial doubt about the ultimate collectability of either principal or interest because they are past due for a considerable period of time or for other reasons, and to borrowers who fall into the following categories:

•

who have begun bankruptcy, settlement, reorganization, winding-up or special liquidation proceedings under the Bankruptcy Law, the Corporate Reorganization Law, the Civil Rehabilitation Law, the Commercial Code, the Corporate Law or other similar laws of Japan

•	who have had their transactions with the promissory note clearinghouse suspended, or

•	who have begun similar proceedings under any foreign law

(b)	“Non-accrual loans” are loans on which accrued interest income is not recognized, excluding loans on which interest payments are deferred in order to support the borrowers’ recovery from financial difficulties.

(c)	“Past due loans (3 months or more)” are loans whose principal or interest payment is past due for three months or more, and which do not fall under the category of “Bankrupt loans” and “Non- accrual loans.”

(d)	“Restructured loans” are loans whose repayment terms and conditions have been amended in favor of the borrowers (e.g. reduction of or exemption from the stated interest rate, the deferral of interest payments, the extension of principal repayments or renunciation of claims) in order to support the borrowers’ recovery from financial difficulties, and which do not fall under the category of “Bankrupt loans,” “Non-accrual loans, “ and “Past due loans (3 months or more).”

(e)	The amounts of Loans indicated in the table above are gross amounts prior to deduction of allowance for possible loan losses.

(f)	In the event that a debtor country encounters temporary payment difficulties and requests debt rescheduling with respect to external public debt (whose creditors are Sovereigns, Trade Insurance Institutions and Export Credit Institutions, etc.) due to an unfavorable balance of international payment, meetings of creditor countries (the “Paris Club”) would be held to discuss debt relief measures (rescheduling). When creditor countries agree on debt relief measures, debt-rescheduling agreements between the creditors and a debtor are agreed. Under such temporary liquidity assistance, the debtor carries out the Economic Restructuring Program that was agreed with the International Monetary Fund (“IMF”) and continues to make repayments of the debt. The principal amount of loans for which JBIC has agreed to provide debt relief pursuant to the Paris Club agreements is as follows:

	March 31, 2007 (In millions of yen)	March 31, 2006 (In millions of yen)	March 31, 2007 (In millions of U. S. dollars)
International Financial Account	¥347,972	¥417,943	$2,948
Overseas Economic Cooperation Account	1,246,893	1,262,313	10,562

          In terms of repayment probability of the loans rescheduled in the Paris Club, their nature as public debt, unlike loans provided by private financial institutions, provides an asset securing mechanism under such an international framework. Nonetheless, in order to facilitate comparison with private financial institutions, JBIC classifies those loans to borrowers classified under the assessment as “Watchlisted” (but not “Past due loans (3 months or more)”), that were rescheduled under the Paris Club as “Restructured loans.” The amount of such loans, included in “Restructured loans” in the above table, is ¥7,753 million ($66 million) of which ¥3,838 millon ($33 million) represents original principal attributable to the International Financial Account and ¥185,191 million ($1,569 million) of which ¥101,267 million ($858 million) represents original principal attributable to the Overseas Economic Cooperation Account as of March 31, 2007, and ¥20,470 million of which ¥10,890 millon represents original principal attributable to the International Financial Account and ¥184,691 million of which ¥96,407 million represents original principal attributable to the Overseas Economic Cooperation Account as of March 31, 2006 respectively.

(g)	Upon special request, major creditor countries, including Japan, agreed at the Paris Club to offer a grace period (“Moratorium”) for countries affected by the Sumatra Earthquake and India Tsunami in December 2004, in order to support their reconstruction and recovery. During this Moratorium period creditor countries will not expect any debt payment on the due dates up to December 31, 2005, and will reschedule the repayment period of deferred debts for 5 years including a 1 year grace period.

As of the end of March 2007, of the affected countries, Indonesia and Sri Lanka had requested the Paris Club for the Moratorium. The amounts rescheduled repayment period for affected countries, as of the end of March 2007, were ¥7,460 million ($63 million) in the International Financial Account and ¥144,968 million ($1,228 million) in the Overseas Economic Cooperation Account.

Loans related to this Moratorium are not included in the loans described in (a) to (d) above, since lending terms has been modified based on an international agreement under this Moratorium to offer a grace period in order to support reconstruction and recovery of affected countries, and is therefore irrelevant to their debt-repayment ability.

(h)	As JBIC’s debtors mainly require long-term loans, JBIC generally enters into commitment line contracts with these debtors. JBIC provides commitment lines under which it lends necessary funds up to a predetermined amount, which is within the borrowers’ financing needs for the projects and up to the agreed maximum to lend, upon borrowers’ request, provided that the request meets terms and conditions for disbursement prescribed in the Loan Agreement. The total balance of unused commitment lines as of March 31, 2007 and 2006 are ¥4,899,076 million($ 41,500 million) and ¥5,056,325 million respectively.

(i)	With respect to claims with collateral or guarantees on debtors who are legally or substantially bankrupt (“Bankrupt borrowers and Substantially bankrupt borrowers”), the residual booked amount of the claims after deduction of the amount which is deemed collectible through the disposal of collateral or the execution of guarantees is written-off against the respective claims. The amounts of the accumulated write-offs as of March 31, 2007 and 2006 were ¥5,472 million ($46 million) and ¥5,489 million respectively.

6. Miscellaneous assets

Miscellaneous assets as of March 31, 2007 and 2006 were as follows:

	March 31, 2007 (In millions of yen)	March 31, 2006 (In millions of yen)	March 31, 2007 (In millions of U. S. dollars)
Prepaid expenses	¥666	¥867	$5
Accrued income (a)	138,786	150,268	1,176
Derivatives	100,569	96,560	852
Deferred hedge losses	—	3,912	—
Preliminary payment to the National Treasury (b)	20,119	19,892	170
Other (c)	1,021	4,537	9
	¥261,162	¥276,038	$2,212

(Notes)

(a)	“Accrued income” includes ¥136,970 million ($1,160 million) and ¥148,324 million of accrued interest on loans and other as of March 31, 2007 and 2006 respectively.
(b)	Pursuant to Article 44 of the JBIC Law, a portion of the net earnings on the General Account of the International Financial Account is paid to the National Treasury. Preliminary payment to the National Treasury, made on a best estimate basis, is accounted for on an accrual basis.
(c)	“Other” includes ¥27 million ($0 million) of suspense payments and other as of March 31, 2007, and ¥168 million of suspense payments as of March 31, 2006.

7. Fixed assets(Premises and equipment)

Fixed assets(Premises and equipment) as of March 31, 2007 and 2006 were as follows:

	March 31, 2007 (In millions of yen)	March 31, 2006 (In millions of yen)	March 31, 2007 (In millions of U. S. dollars)
Tangible fixed assets
Land	¥12,551	¥12,551	$106
Buildings	26,349	26,768	223
Equipment	5,045	4,965	43
Construction in progress	73	584	1
Total	¥44,019	¥44,869	$373
Less-accumulated depreciation	18,958	19,495	161
Net book value	¥25,060	¥25,374	$212

Intangible fixed assets
Software	¥5,734	¥5,292	$49
Guarantee deposit	—	493	—
Other	66	66	0
Total	¥5,801	¥5,852	$49
Less-accumulated depreciation	2,286	1,345	19
Net book value	¥3,514	¥4 ,506	$30
8. Deferred charges on bonds and notes
Deferred charges on bonds and notes as of March 31, 2007 and 2006 were as follows:
	March 31, 2007 (In millions of yen)	March 31, 2006 (In millions of yen)	March 31, 2007 (In millions of U. S. dollars)

Discounts on bonds and notes	¥—	¥2,536	$—
Bonds and notes issuance costs	1,066	1,694	9
	¥1,066	¥4,230	$9

9. Allowance for possible loan losses
Allowance for possible loan losses as of March 31, 2007 and 2006 were as follows:

	March 31, 2007 (In millions of yen)	March 31, 2006 (In millions of yen)	March 31, 2007 (In millions of U. S. dollars)

General allowance for possible loan losses	¥73,933	¥86,390	$626
Specific allowance for possible loan losses	146,727	172,888	1,243
Allowance for possible losses on specific overseas loans	12,299	13,841	104

	¥232,959	¥273,120	$1,973

10. Bonds and notes

Bonds and notes as of March 31, 2007 and 2006 were as follows:

Description of bonds and notes	Date of issuance	Currency and amounts March 31, 2007 (In millions)		Interest rate (%)	Maturity date	March 31, 2007 (In millions of yen)	March 31, 2006 (In millions of yen)	March 31, 2007 (In millions of U.S. dollars)
Export-Import Bank of Japan Bonds guaranteed by Japanese govt. 37, 40, 42	May 1996- December 1997	EUR	1,044	5.750-6.625	May 2007- June 2008	¥164,477	¥231,280	$1,393

Japan Bank for International Cooperation Bonds guaranteed By Japanese govt. 1, 4-14	November 1999- March 2007	JPY	60,000	0.350-7.000	March 2008- March 2016	981,901	982,683	8,318
		USD	5,399
		EUR	1,750
		THB	3,000

FILP Agency Bonds 2,4, 6, 8, 10, 12-25 (*)	October 2001- May 2006	JPY	829,706	0.540-2.090	September 2009- December 2025	829,706	830,000	7,028

Overseas Economic Cooperation Fund Bonds Guaranteedby Japanese govt. 9	November 1996		—	2.9	November 2006	—	10,000	—

						¥1,976,086	¥2,053,963	$16,739

(*)	Non-government guaranteed bonds issued in domestic market.

Scheduled redemptions of bonds and notes for each of the next five years as of March 31, 2007 were as follows:

	In millions of yen	In millions of U.S. dollars
Fiscal year 2007	¥176,518	$1,495
2008	126,616	1,073
2009	167,919	1,422
2010	287,746	2,437
2011	356,265	3,018

Based on debt assumption agreements with financial institutions, JBIC has transferred the debt repayment obligation for certain bonds to such financial institutions. As of March 31, 2007, JBIC had contingent obligations in respect to the following bonds.

	In millions of yen	In millions of U.S. dollars
FILP Agency Bond 5	¥50,000	$424
FILP Agency Bond 7	60,000	508
FILP Agency Bond 9	50,000	424
FILP Agency Bond 11	50,000	424

11. Borrowings

Borrowings as of March 31, 2007 and 2006 were as follows:

	Average interest rate		Due date of Repayment	March 31, 2007 (In millions of yen)	March 31, 2006 (In millions of yen)	March 31, 2007 (In millions of U. S. dollars)
Long-term borrowings
Borrowings from the Government Fund for Fiscal Investment and Loan Program	1.66	}	May 2007- October 2021	¥8,030,213	¥8,822,933	$68,024
Borrowings from the Government Post Office Life Insurance Fund	1.99			64,613	103,856	547

				¥8,094,826	¥8,926,789	$68,571

Long-term borrowings with maturities for the next five years as of March 31, 2007 were as follows:

	In millions of yen	In millions of U.S. dollars
Fiscal year 2007	¥1,444,506	$12,236
2008	1,428,273	12,099
2009	1,030,028	8,725
2010	920,464	7,797
2011	739,804	6,267

12. Miscellaneous liabilities

Miscellaneous liabilities as of March 31, 2007 and 2006 were as follows:

	March 31, 2007 (In millions of yen)	March 31, 2006 (In millions of yen)	March 31, 2007 (In millions of U. S. dollars)
Accrued expenses (a)	¥54,985	¥61,424	$466
Unearned income	7,780	5,041	66
Derivatives	143,734	137,705	1,217
Other (b)	2,234	2,925	19

	¥208,734	¥207,097	$1,768

(Notes)

(a)	“Accrued expenses” includes ¥28,485 million ($241 million) of accrued interest on borrowings and ¥25,546 million ($ 216 million) of accrued interest on bonds and notes and other as of March 31, 2007(March 31, 2006: ¥34,648million and ¥26,271 million respectively).
(b)	“Other” includes ¥2,181 million ($18 million) of suspense receipts and other as of March 31, 2007 (March 31, 2006: ¥2,850 million).

13. Employee retirement benefits

JBIC has a defined benefit pension plan comprising of a welfare pension fund plan and lump-sum severance indemnity plan.

(a) The funded status of the pension plans

Disposition		March 31, 2007 (In millions of yen)	March 31, 2006 (In millions of yen)	March 31, 2007 (In millions of U. S. dollars)
Projected benefit obligation	(A)	¥(23,416)	¥(23,222)	$(198)
Fair value of plans’ assets	(B)	7,236	6,748	61

Unfunded pension obligation	(C) = (A) + (B)	(16,179)	(16,473)	(137)
Unrecognized net obligation at transition	(D)	—	—	—
Unrecognized net actuarial gains/losses	(E)	—	—	—
Unrecognized prior service cost	(F)	—	—	—

Net amount recognized on the balance sheet	(G) = (C) + (D) + (E) + (F)	(16,179)	(16,473)	(137)
Prepaid pension cost	(H)	—	—	—

Allowance for employee retirement benefits	(G) – (H)	¥(16,179)	¥(16,473)	$(137)

(Note)	The projected benefit obligation above includes a portion in which the pension fund acts for the government welfare program.

(b) Component of pension cost

Disposition	March 31, 2007 (In millions of yen)	March 31, 2006 (In millions of yen)	March 31, 2007 (In millions of U. S. dollars)
Service cost	¥883	¥939	$8
Interest cost	462	456	4
Expected return on plans’ assets	(101)	(85)	(1)
Amortization of prior service cost	—	—	—
Amortization of net actuarial gains/losses	37	(909)	0
Amortization of net obligation at transition	—	—	—
Other costs	—	—	—

Net pension cost	¥1,281	¥402	$11

(c) Principal assumptions made

	March 31, 2007	March 31, 2006
Discount rate	2.0%	2.0%
Expected rate of return on plan assets	1.5%	1.5%
Method of attributing the projected benefits to periods of services	Straight-line basis	Straight-line basis
Amortization period of prior service costs	—	—
Amortization period of actuarial gains/losses	Gains/losses are charged to net income for the year	Gains/losses are charged to net income for the year
Amortization period of net obligation at transition	—	—

14. Acceptances and guarantees

Acceptances and guarantees as of March 31, 2007 and 2006 were as follows:

	March 31, 2007 (In millions of yen)	March 31, 2006 (In millions of yen)	March 31, 2007 (In millions of U.S. dollars)
Acceptances	¥—	¥—	$—
Guarantees	1,496,958	1,066,099	12,681

	¥1,496,958	¥1,066,099	$12,681

15. Assets pledged as collateral

There were no assets pledged as collateral as of March 31, 2007 and 2006.

16. Grant from general account

In accordance with the “Changes of the Debt Relief Method” announced by the Japanese government on December 10, 2002, JBIC reported the extraordinary loss (“ODA-loan related losses”) for the year ended March 31, 2003. Under the policy to maintain the financial soundness of JBIC, the government provided JBIC a grant totaling ¥30 billion ($254 million) corresponding to “ODA-loan related losses” out of its general account for the fiscal year ended March 31, 2007 and 2006 respectively.

17. Reserve

Pursuant to Article 44 of the JBIC Law, the reserve attributable to the International Financial Account is provided from net earnings from the International Financial Account, and the reserve attributable to the Overseas Economic Cooperation Account is provided from or reversed to net earnings from the Overseas Economic Cooperation Account respectively.

18. Lease transactions

Lease transactions in the fiscal year ended March 31, 2007 and 2006 were as follows. There are no impairment losses for the leased asset.

(a)	Finance lease transactions, excluding leases that ownership of the property are deemed to be substantially transferred to the lessee:

•	Acquisition cost, accumulated depreciation and net balance of leased property as of March 31, 2007 and 2006 were as follows:

	March 31, 2007 (In millions of yen)	March 31, 2006 (In millions of yen)	March 31, 2007 (In millions of U.S. dollars)
Acquisition cost
Equipment	¥658	¥624	$5
Other	549	506	5

Total	¥1,207	¥1,131	$10
Accumulated depreciation
Equipment	476	316	4
Other	357	253	3

Total	¥833	¥569	$7
Net balance
Equipment	182	308	1
Other	191	253	2

Total	¥373	¥561	$3

•	Future lease payment obligations as of March 31, 2007 and 2006 are summarized below:

	March 31, 2007 (In millions of yen)	March 31, 2006 (In millions of yen)	March 31, 2007 (In millions of U.S. dollars)
Due within 1 year	¥237	¥269	$2
Due after 1 year	146	304	1

Total	¥384	¥574	$3

•	Lease payment, depreciation expense and interest expense for the fiscal year ended March 31, 2007 and 2006 were as follows:

	March 31, 2007 (In millions of yen)	March 31, 2006 (In millions of yen)	March 31, 2007 (In millions of U.S. dollars)
Lease payment	¥285	¥283	$2
Depreciation expense	273	270	2
Interest expense	10	15	0

•	Depreciation expense is calculated using the straight-line method over the useful economic life of the respective leased assets with zero residual value.

•	The difference between total lease payments and the acquisition cost of leased assets is debited to effective interest expense and is allocated to each fiscal year using the interest method.

(b) Operating lease transactions:

•	Future lease payment obligations as of March 31, 2007 and 2006 are summarized below:

	March 31, 2007 (In millions of yen)	March 31, 2006 (In millions of yen)	March 31, 2007 (In millions of U.S. dollars)
Due within 1 year	¥5	¥6	$0
Due after 1 year	—	1	—

Total	¥5	¥8	$0

19. Derivative transactions

Notes to derivative transactions in the fiscal year ended March 31, 2007 are as follows:

(a) Policy for derivative transactions

JBIC engages in derivative transactions solely for the purpose of hedging foreign exchange rate risks and interest rate risks associated with its lending and funding operations.

(b) Transactions

Derivative transactions include interest rate and currency swaps and forward exchange contracts.

(c) Risks involved in derivative transactions

Derivative transactions involve the following risks:

(i)	Credit risk

Potential loss from the failure of a counterparty to perform its obligations in accordance with terms and conditions under the contract governing transactions due to bankruptcy or deteriorating business.

(ii)	Market risk

Potential loss from the changes in the market value of financial products due to fluctuations in interest rates or exchange rates.

(d) Policies for risk management on derivative transactions

(i)	Credit risk

JBIC constantly monitors the market value of its derivative transactions with each counterparty and the amount of its credit exposure and creditworthiness of each counterparty in order to ascertain the appropriateness of entering into or maintaining a transaction with each counterparty.

(ii)	Market risk

JBIC uses derivative transactions solely for the purpose of hedging. Therefore, the market risk on derivative transactions and that on hedged (lending or funding) transactions basically offset each other.

	(In 100 millions of yen)		(In 100 millions of U.S. dollars)
Credit risk amounts of derivative etc.	Contract amount/ notional amount	Credit risk	Contract amount/ notional amount	Credit risk
Interest rate swaps	¥26,097	¥441	$221	$3
Currency swaps	45,921	3,987	389	34
Forward exchange contracts	23	0	0	0
Other derivatives	—	—	—	—
Credit risk reductions through nettings	—	(2,010)	—	(17)

Total	¥72,042	¥2,418	$610	$20

(Note)	Credit risk amounts are calculated under Uniform International Standards in accordance with the Banking Law of Japan and the related regulations.

(e) Interest rate-related transactions

There were no interest rate-related derivative transactions recorded at fair value as of the balance sheet date, since hedge accounting was applied to all interest rate-related derivative transactions outstanding at year end.

(f) Currency-related transactions

There were no currency-related derivative transactions, recorded at fair value as of the balance sheet date, since hedge accounting was applied to all currency-related derivative transactions outstanding at year end.

(g) Equity-related transactions

Not applicable

(h) Bond-related transactions

Not applicable

(i) Commodity-related transactions

Not applicable

(j) Credit Derivatives transactions

Not applicable

Notes to derivative transactions in the fiscal year ended March 31, 2006 are as follows:

(a) Policy for derivative transactions

JBIC engages in derivative transactions solely for the purpose of hedging foreign exchange rate risks and interest rate risks that are incurred in respect of its lending and funding operations.

(b) Transactions

Derivative transactions include interest rate and currency swaps and forward exchange contracts.

(c) Risks involved in derivative transactions

Derivative transactions involve the following risks:

(i)	Credit risk

Potential loss from the failure of a counterparty to perform its obligations in accordance with terms and conditions under the contract governing transactions due to bankruptcy or deteriorating business.

(ii)	Market risk

Potential loss from the changes in the market value of financial products due to fluctuations in interest rates or exchange rates.

(d) Policies for risk management on derivative transactions

(i)	Credit risk

JBIC constantly monitors the market value of its derivative transactions for each counterparty and the amount of its credit exposure and creditworthiness of each counterparty in order to ascertain the appropriateness of entering into or maintaining a transaction with each counterparty.

(ii)	Market risk

JBIC uses derivative transactions solely for the purpose of hedging. Therefore, the market risk on derivative transactions and that on hedged (lending or funding) transactions basically offset each other.

Credit risk amounts of derivative etc.	(In 100 millions of yen)
	Contract amount/ notional amount	Credit risk
Interest rate swaps	¥25,003	¥502
Currency swaps	44,152	3,969
Forward exchange contracts	60	1
Other derivatives	—	—
Credit risk reductions through nettings	—	(2,081)

Total	¥69,217	¥2,392

(Note)	Credit risk amounts are calculated under Uniform International Standards in accordance with the Banking Law of Japan and the related regulations.

(e) Interest rate-related transactions

There are no interest rate-related derivative transactions recorded at fair value as of the balance sheet date, since hedge accounting is applied to all interest rate-related derivative transactions outstanding at year end.

(f) Currency-related transactions

There are no currency-related derivative transactions recorded at fair value as of the balance sheet date, since hedge accounting is applied to all currency-related derivative transactions outstanding at year end.

(g) Equity-related transactions

Not applicable

(h) Bond-related transactions

Not applicable

(i) Commodity-related transactions

Not applicable

(j) Credit Derivatives transactions

Not applicable

20. Market value of securities

Notes to market value of securities as March 31, 2007 are as follows:

(a) Trading securities

Not applicable

(b) Held-to-maturity debt securities with market value

Not applicable

(c) Available-for-sale securities with market value

Not applicable

(d) Held-to-maturity debt securities sold

Not applicable

(e) Available-for-sale securities sold

	March 31, 2007 (In millions of yen)	March 31, 2007 (In millions of U.S. dollars)
Sales amount	¥5,000	$42
Gains on sales	—	—
Losses on sales	—	—

(f) Held-to maturity debt securities and available-for-sale securities whose market value is not readily determinable were as follows:

	March 31, 2007 (In millions of yen)	March 31, 2007 (In millions of U.S. dollars)
Held-to-maturity debt securities
Unlisted foreign securities	¥—	$—
Available-for-sale securities
Unlisted Japanese equities other than over-the-counter	107,194	908
Unlisted foreign equities	814	7
Other unlisted Japanese securities	253	2
Other unlisted foreign securities	1,817	15

Total	¥110,079	$932

(g) Change in classification of securities

Not applicable

(h) Redemption schedule of available-for-sale securities with maturity and held-to maturity debt securities

Not applicable

(i) Equity securities of subsidiaries and affiliates with market value

Not applicable

(j) Money held in trust

Not applicable

(k) Net unrealized gain (loss) on available-for-sale securities

Not applicable

Notes to market value of securities as March 31, 2006 are as follows:

(a) Trading securities

Not applicable

(b) Held-to-maturity debt securities with market value

Not applicable

(c) Available-for-sale securities with market value

Not applicable

(d) Held-to-maturity debt securities sold

Not applicable

(e) Available-for-sale securities sold

	March 31, 2006 (In millions of yen)	March 31, 2006 (In millions of U.S. dollars)
Sales amount	¥128	$1
Gains on sales	53	0
Losses on sales	—	—

(f) Held-to maturity debt securities and available-for-sale securities whose market value is not readily determinable were as follows:

March 31, 2006 (In millions of yen)

Held-to-maturity debt securities
Unlisted foreign securities	¥—
Available-for-sale securities
Unlisted Japanese equities other than over-the-counter	115,817
Unlisted foreign equities	2,053
Other unlisted Japanese securities	250
Other unlisted foreign securities	1,414

Total	¥119,535

(g) Change in classification of securities

Not applicable

(h) Redemption schedule of available-for-sale securities with maturity and held-to maturity debt securities

Not applicable

(i) Equity securities of subsidiaries and affiliates with market value

Not applicable

(j) Money held in trust

Not applicable

(k) Net unrealized gain (loss) on available-for-sale securities

Not applicable

ERNST & YOUNG SHINNIHON	Certified Public Accountants	Tel: 03 3503 1100
	Hibiya Kokusai Bldg.	Fax: 03 3503 1197
2-2-3, Uchisaiwai-cho Chiyoda-ku, Tokyo, Japan 100-0011 C.P.O. Box 1196, Tokyo, Japan 100-8641

Report of Independent Auditors

To the Governor of Japan Bank for International Cooperation

We have audited the accompanying International Financial Account balance sheets of Japan Bank for International Cooperation as of March 31, 2007, and the related statements of operations, changes in net assets, and cash flows for the year then ended, all expressed in Japanese Yen. These financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of International Financial Account of Japan Bank for International Cooperation as of March 31, 2007, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in Japan.

The U.S. dollar amounts in the accompanying financial statements with respect to the year ended March 31, 2007 are presented solely for convenience. Our audit also included the translation of yen amounts into U.S. dollar amounts and, in our opinion, such translation has been made on the basis described in Note 1.

/s/ Ernst & Young ShinNihon
Ernst & Young ShinNihon

June 22, 2007

BALANCE SHEETS

JAPAN BANK FOR INTERNATIONAL COOPERATION

International Financial Account

	In millions of yen	In millions of yen	In millions of U.S. dollars
	March 31, 2007	March 31, 2006	March 31, 2007
Assets
Cash and due from banks (Note 3)	¥260,732	¥636,786	$2,209
Securities (Notes 4 and 19)	804	400	7
Loans (Note 5)	7,888,505	8,080,007	66,823
Miscellaneous assets (Note 6)	198,249	205,162	1,679
Premises and equipment (Note 7)	—	18,901	—
Tangible fixed assets (Note7)	18,457	—	156
Intangible fixed assets (Note 7)	2,180	—	19
Deferred charges on bonds and notes (Note 8)	1,066	4,227	9
Customers’ liabilities for acceptances and guarantees (Note 14)	1,496,958	1,066,099	12,681
Allowance for possible loan losses (Note 9)	(130,061)	(147,963)	(1,102)

Total assets	¥9,736,893	¥9,863,621	$82,481

	In millions of yen	In millions of yen	In millions of U.S. dollars
	March 31, 2007	March 31, 2006	March 31, 2007
Liabilities and equity
Liabilities
Bonds and notes (Note 10)	¥1,976,086	¥2,043,963	$16,739
Borrowings (Note 11)	4,380,023	4,906,569	37,103
Miscellaneous liabilities (Note 12)	194,629	189,951	1,649
Reserve for bonus payments	637	632	5
Reserve for employee retirement benefits (Note 13)	10,031	10,213	85
Acceptances and guarantees (Note 14)	1,496,958	1,066,099	12,681

Total liabilities	8,058,365	8,217,430	68,262

Equity
Capital:
Capital attributable to the International Financial Account	—	985,500	—

Retained earnings:
Reserve attributable to the International Financial Account (Note 16)	—	709,148	—
Accumulated deficit	—	(48,457)	—

	—	(660,690)	—

Total equity	—	1,646,190	—

Total liabilities and equity	¥—	¥9,863,621	$—

Net assets
Capital:
Capital attributable to the International Financial Account	985,500	—	8,348

Retained earnings:
Other retained earnings
Reserve attributable to the International Financial Account (Note 16)	745,236	—	6,313
Accumulated deficit	(51,086)	—	(433)

	694,149	—	5,880

Total stockholders’ equity	1,679,649	—	14,228

Net deferred losses on hedges	(1,122)	—	(9)

Total valuation differences and translation adjustments	(1,122)	—	(9)

Total net assets	1,678,527	—	14,219

Total liabilities and net assets	¥9,736,893	¥—	$82,481

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

STATEMENTS OF OPERATIONS

JAPAN BANK FOR INTERNATIONAL COOPERATION

International Financial Account

	In millions of yen	In millions of yen	In millions of U.S. dollars
	FY 2006	FY 2005	FY 2006
Income
Interest income	¥340,956	¥319,119	$2,888
Interest on loans	332,441	312,822	2,816
Interest on due from banks	8,515	6,297	72
Fees and Commissions	7,759	8,097	66
Other operating income	1,100	3,840	9
Foreign exchange gains	1,099	3,606	9
Gains on derivative instruments	0	—	0
Others	—	234	—
Other ordinary income	205	191	2
Reversal of allowance for possible loan losses	17,901	—	152
Recovery of written-off claims	1,825	2,355	15
Profits on sales of premises and equipment	—	2	—
Profits on sales of tangible fixed assets	17	—	0

Total income	369,765	333,606	3,132

Expenses
Interest expenses	280,718	226,059	2,378
Interest on bonds and notes	72,052	63,522	610
Interest on borrowings	76,547	91,355	649
Interest on swaps (net)	132,117	71,181	1,119
Fees and Commissions	2,042	3,212	18
Other operating expenses	1,193	1,275	10
Amortization of bonds and notes issuance costs	979	1,053	8
Losses on derivative instruments	17	—	0
Others	195	221	2
General and administrative expenses	16,178	14,140	137
Other ordinary expenses	43	9,186	0
Provision for allowance for possible loan losses	—	9,158	—
Others	43	28	0
Losses on disposal of premises and equipment	—	20	—
Losses on disposal of tangible fixed assets	43	—	0

Total expenses	300,218	253,895	2,543

Net income	¥69,546	¥79,711	$589

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

STATEMENTS OF CASH FLOWS

JAPAN BANK FOR INTERNATIONAL COOPERATION

International Financial Account

	In millions of yen	In millions of yen	In millions of U.S. dollars
	FY 2006	FY 2005	FY 2006
Cash flows from operating activities
Net income	¥69,546	¥79,711	$589
Depreciation and amortization	1,267	955	11
Decrease in allowance for possible loan losses	(17,901)	(23,190)	(152)
Increase in reserve for bonus payments	4	37	0
Decrease in reserve for employee retirement benefits	(182)	(497)	(2)
Interest income	(340,956)	(319,119)	(2,888)
Interest expenses	280,718	226,059	2,378
Net loss on securities	43	26	0
Foreign exchange gain	(10,419)	(334,982)	(88)
Net loss on sales of premises and equipment	—	18	—
Net loss on sales of tangible fixed assets	26	—	0
Net decrease in loans	256,940	760,051	2,177
Net increase (decrease) in bonds and notes	(122,204)	229,542	(1,035)
Net decrease in borrowings	(526,546)	(452,707)	(4,460)
Net decrease (increase) in due from banks (excluding cash equivalents)	107,848	(251,814)	914
Interest received	346,338	332,126	2,934
Interest paid	(285,199)	(227,148)	(2,416)
Others, net	8,421	290,453	71

Net cash (used in) provided by operating activities	(232,253)	309,522	(1,967)

Cash flows from investing activities
Purchases of securities	(438)	(309)	(4)
Sales of securities	—	1	—
Purchases of premises and equipment	—	(440)	—
Purchases of tangible fixed assets	(445)	—	(4)
Purchases of intangible fixed assets	(189)	—	(1)
Proceeds from sales of premises and equipment	—	11	—
Proceeds from sales of tangible fixed assets	21	—	0

Net cash used in investing activities	(1,052)	(737)	(9)

Cash flows from financing activities
Payment to National Treasury	(36,314)	(34,726)	(308)

Net cash used in financing activities	(36,314)	(34,726)	(308)

Effect of exchange rate changes on cash and cash equivalents	0	0	0

Net (decrease) increase in cash and cash equivalents	(269,619)	274,058	(2,284)

Cash and cash equivalents at the beginning of the period	300,742	26,683	2,548

Cash and cash equivalents at the end of the period	¥31,122	¥300,742	$264

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

STATEMENTS OF CHANGES IN NET ASSETS

JAPAN BANK FOR INTERNATIONAL COOPERATION

International Financial Account

For the year ended March 31,2007							(In millions of yen)

	Stockholders’ equity					Valuation differences and translation adjustments		Total net assets
	Capital	Retained earnings			Total stockholders’ equity	Net deferred losses on hedges	Total valuation differences and translation adjustments
		Other retained earnings
	Capital attributable to the International Financial Account	Reserve attributable to the International Financial Account	Accumulated deficit	Total retained earnings
Balance at March 31, 2006	¥985,500	¥709,148	¥(48,457)	¥660,690	¥1,646,190	¥—	¥—	¥1,646,190
Changes during the accounting period
Proceeds from issuance of capital stocks attributable to the International Financial Account	—	—	—	—	—	—	—	—
Transfer to reserve attributable to the International Financial Account from accumulated deficit	—	36,087	(36,087)	—	—	—	—	—
Payment to National Treasury from the International Financial Account	—	—	(36,087)	(36,087)	(36,087)	—	—	(36,087)
Net income	—	—	69,546	69,546	69,546	—	—	69,546
Net changes in the items other than stockholders’ equity	—	—	—	—	—	(1,122)	(1,122)	(1,122)
Net changes during the accounting period	—	36,087	(2,628)	33,459	33,459	(1,122)	(1,122)	32,336
Balance at March 31, 2007	¥985,500	¥745,236	¥(51,086)	¥694,149	¥1,679,649	¥(1,122)	¥(1,122)	¥1,678,527

STATEMENTS OF CHANGES IN NET ASSETS

JAPAN BANK FOR INTERNATIONAL COOPERATION

International Financial Account

For the year ended March 31, 2007						(In millions of U.S. dollars)

	Stockholders’ equity					Valuation differences and translation adjustments		Total net assets
	Capital	Retained earnings			Total stockholders’ equity	Net deferred losses on hedges	Total valuation differences and translation adjustments
	Capital attributable to the International Financial Account	Other retained earnings		Total retained earnings
		Reserve attributable to the International Financial Account	Accumulated deficit
Balance at March 31, 2006	$8,348	$6,007	$(410)	$5,597	$13,945	$—	$—	$13,945
Changes during the accounting period
Proceeds from issuance of capital stocks attributable to the International Financial Account	—	—	—	—	—	—	—	—
Transfer to reserve attributable to the International Financial Account from accumulated deficit	—	306	(306)	—	—	—	—	—
Payment to National Treasury from the International Financial Account	—	—	(306)	(306)	(306)	—	—	(306)
Net income	—	—	589	589	589	—	—	589
Net changes in the items other than stockholders’ equity	—	—	—	—	—	(9)	(9)	(9)
Net changes during the accounting period	—	306	(23)	283	283	(9)	(9)	274
Balance at March 31, 2007	$8,348	$6,313	$(433)	$5,880	$14,228	$(9)	$(9)	$14,219

STATEMENTS OF EQUITY

JAPAN BANK FOR INTERNATIONAL COOPERATION

International Financial Account

	In millions of yen
	Capital attributable to the International Financial Account	Reserve attributable to the International Financial Account	Accumulated deficit	Total Equity
Balance at March 31, 2005	¥985,500	¥676,258	¥(62,388)	¥1,599,369

Transfer from net earnings accounted under the JBIC Law to reserve	—	32,889	(32,889)	—
Payment to National Treasury	—	—	(32,899)	(32,899)
Net income	—	—	79,711	79,711

Balance at March 31, 2006	¥985,500	¥709,148	¥(48,457)	¥1,646,190

Appropriations:
Transfer from net earnings accounted under the JBIC Law to reserve	—	36,087	(36,087)	—
Payment to National Treasury	—	—	(36,087)	(36,087)

Total	¥—	¥36,087	¥(72,175)	¥(36,087)

Unappropriated Accumulated deficit	¥—	¥—	¥(120,633)	¥—

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

NOTES TO FINANCIAL STATEMENTS

JAPAN BANK FOR INTERNATIONAL COOPERATION

International Financial Account

1. Basis of presentation

The accompanying financial statements have been prepared from the accounts maintained by Japan Bank for International Cooperation (“JBIC” or the “Bank”) in accordance with the provisions set forth in conformity with accounting principles and practices generally accepted in Japan, which are different in certain respects as to application and disclosure requirements from International Financial Reporting Standards.

The Bank’s accounts are separated into the International Financial Account and the Overseas Economic Cooperation Account as required under Article 41 of the Japan Bank for International Cooperation Law (“JBIC Law”) whereby the accounting shall be separated according to the categories of international financial operations and overseas economic cooperation operations and be recorded by establishing separate accounts for each operation. In separating the accounts, transactions directly related to either of the operations are attributed to the account for these operations and overhead expenses and others are allocated to both of the accounts in accordance with certain pre-defined allocation rate.

Consolidated financial statements are not prepared since JBIC has no subsidiaries.

The amounts indicated in millions of yen are rounded down by omitting figures less than one million. Totals may therefore not add up exactly because of such omission.

Amounts in U.S. dollars are presented solely for the convenience of readers outside Japan. The rate of ¥118.05=$1.00, the exchange rate as of March 31, 2007, has been used in translation. The presentation of such amounts is not intended to imply that Japanese yen have been or could be readily converted, realized or settled into U.S. dollars at that rate or any other rate.

2. Significant accounting policies

(a) Cash and cash equivalents

“Cash and cash equivalents” as stated in the statements of cash flows consists of cash on hand and due from Bank of Japan included in “Cash and due from banks” in the balance sheets.

(b) Securities

All securities are classified as “Available-for-sale securities” which have no market value and are carried at cost based on the moving average method.

(c) Valuation method for derivative financial instruments

All derivative financial instruments are carried at fair value, except for certain derivatives that are designated as hedging instruments as discussed below.

(d) Accounting for hedges of interest rate risks

(i)	Hedge accounting

JBIC accounts for derivatives used for interest rate risk hedging purposes under the deferral method.

(ii)	Hedging instruments and hedged items

Hedging instruments: interest rate swaps

Hedged items: loans, borrowings, bonds and notes

(iii)	Hedging policy

JBIC enters into hedging transactions up to the amount of the underlying hedged assets and liabilities.

(iv)	Assessment of hedge effectiveness

JBIC assesses the effectiveness of designated hedges by measuring and comparing the change of fair value or cumulative change of cash flows of both hedging instruments and corresponding hedged items from the date of inception of the hedges to the assessment date.

(e) Accounting for hedges of foreign exchange risks

Hedge instruments used to hedge foreign exchange risks associated with various foreign currency denominated monetary assets and liabilities are accounted for using the deferral method, in accordance with the standard treatment of The Japanese Institute of Certified Public Accountants (JICPA) Industry Audit Committee Report No. 25.

The effectiveness of the hedging instruments described above, such as currency-swaps, exchange swaps and similar transactions, hedging the foreign exchange risks of monetary assets and liabilities denominated in foreign currencies is assessed by comparing the foreign currency position of the hedged monetary assets and liabilities with that of the hedging instruments.

(f) Foreign currency translation and revaluation method

JBIC maintains its accounting records in Japanese yen. Assets and liabilities denominated in foreign currencies are translated into Japanese yen at the market exchange rate prevailing at the fiscal year end.

(g) Depreciation basis for fixed assets (premises and equipment)

(i)	Tangible fixed assets

Tangible fixed assets are depreciated under the declining balance method over their useful economic lives except for buildings (excluding installed facilities) acquired on or after April 1, 1998, which are depreciated under the straight-line method, and the applicable share of estimated annual depreciation costs for the fiscal year is recorded based on the following range of useful lives.

The principal estimated useful economic lives are as follows:

Buildings: 38 years to 50 years

Equipment: 2 years to 20 years

(ii)	Intangible fixed assets

Amortization of intangible fixed assets is computed by the straight-line method. Software used by JBIC is amortized over its useful life (5 years).

(h) Method of amortization for deferred charges

Until the previous fiscal year, discounts and premium on bonds and notes had been separately capitalized and amortized under the straight-line method over the terms of redemption. However, in accordance with the partial revision of “Accounting Standards for Financial Instruments” as of August 11, 2006 (the Accounting Standards Board of Japan (“ASBJ”) Statement No.10), which should be applied from the fiscal period ending upon or after its public announcement, JBIC adopted the revised accounting standard effective this fiscal period, and Bonds and notes were stated at amortized cost (the straight line method). As a result, discounts on bonds and notes in “Deferred Changes on bonds and notes”, premiums in “Miscellaneous liabilities” and “Bonds and notes” decreased by ¥2,213 million, ¥103 million and ¥2,109 million respectively.

Discounts on bonds and notes recorded on the balance sheet as of March 31, 2006 are amortized under the straight-line method over the terms of the bonds and notes by applying the previous accounting method and the unamortized balance is directly deducted from Bonds and notes, based on the tentative measure stipulated in the “Tentative Solution on Accounting for Deferred Assets” (ASBJ Report No.19, August 11, 2006).

Until the previous fiscal year, Bonds and notes issuance costs were separately capitalized and amortized over 3 years by the Regulations of the Commercial Code of Japan. However, in accordance with the application of the “Tentative Solution on Accounting for Deferred Assets” (ASBJ Report No.19, August 11, 2006) which should be applied from the fiscal period ending upon or after the public announcement, JBIC adopted the new accounting standard effective this fiscal period. As a result, Bonds and notes issuance costs in “Miscellaneous assets” and Net income increased by ¥45 million and Amortization of bonds and notes issuance costs in “Other operating expenses” decreased by ¥45 million.

Bonds and notes issuance costs recorded on the balance sheet as of March 31, 2006 are amortized over 3 years by applying the previous accounting method based on the tentative measure stipulated in the ASBJ report.

(i) Change in presentation on balance sheets

The appendix forms of “Banking Law Enforcement Regulations” (Ministry of Finance Ordinance No.10, 1982) have been revised by the “Cabinet Office Ordinance to Amend Part of Detailed Enforcement Regulations on Mutual Loan Business Law and Banking Law” (Cabinet Office Ordinance No.60, April 28, 2006). In accordance with the application of the revised “Banking Law Enforcement Regulations” effective this fiscal period, presentation of account items has been changed as follows:

(i)	“Reserve attributable to the International Financial Account” and “Accumulated deficit” which had been included in “Retained earnings” was presented as “Reserve attributable to the International Financial Account” and “Accumulated deficit” in “Other retained earnings”, respectively.

(ii)	The net realized and unrealized losses (gains) from hedging instruments formerly included in “Miscellaneous Assets” (“Miscellaneous liabilities”) as deferred hedge losses (gains) are presented as “Net deferred gains (losses) on hedges” included in Valuation differences and translation adjustments.

(iii)	“Premises and equipment” was divided into “Tangible fixed assets”, “Intangible fixed assets” and “Miscellaneous assets.”

(iv)	“Software” was reclassified from “Miscellaneous assets” to “Intangible fixed assets.”

(j) Change in presentation on cash flows

Former “Net loss (gain) on sales of premises and equipment” is presented as “Net loss (gain) on sales of tangible fixed assets” following the change in description of former “Premises and equipment” on the balance sheet to “Tangible fixed assets”, “Intangible fixed assets” and others.

Former “Expenditures on premises and equipment” is presented as “Purchases of tangible fixed assets” and others, and former “Proceeds from sales of premises and equipment” is presented as “Proceeds from sales of tangible fixed assets” and others.

(k) Allowance for possible loan losses

The allowance for claims on debtors who are legally bankrupt (“Bankrupt borrowers”) or substantially bankrupt (“Substantially bankrupt borrowers”) is provided based on the outstanding balance after the write-offs described in Note 5 (i) and the deductions of the amount expected to be collected through the disposal of collateral and the execution of guarantees.

The allowance for claims on debtors who are not legally bankrupt but are likely to become bankrupt (“Potentially bankrupt borrowers”) is provided based on an assessment of the overall solvency of the debtors after deducting the amount expected to be collected through the disposal of collateral and the execution of guarantees.

The allowance for claims on debtors other than Bankrupt borrowers, Substantially bankrupt borrowers and Potentially bankrupt borrowers is provided primarily based on the default rate, which is calculated based on the actual defaults during a certain period in the past.

The allowance for possible losses on specific overseas loans is provided based on the expected loss amount taking into consideration the political and economic situations of these countries.

All claims are assessed initially by the operational departments and secondly by risk evaluation departments based on internal rules for self-assessment of asset quality. The internal audit department, which is independent from the operational departments, reviews these self-assessments, and the allowance is provided based on the results of the assessment.

(l) Reserve for bonus payments

Reserve for bonus payments is calculated and provided for based on estimated amounts of future payments attributable to the services that have been rendered by employees to the date of the balance sheet. Reserve for bonus payments to executive directors is included in the account.

(m) Reserve for employee retirement benefits

Reserve for employee retirement benefits represents the future payment for pension and retirement benefits to employees and executive directors, and is accrued based on the projected benefit obligations and the estimated pension plan assets at the fiscal period end.

The actuarial gain or loss is recognized in the year in which it arises.

(n) Lease transactions

Finance leases that do not involve the transfer of ownership to the lessee at the end of the lease term are accounted for as an operating lease.

(o) Consumption taxes

Consumption taxes, including local consumption tax, are excluded from the transaction amounts.

(p) Significant changes in accounting policies

In accordance with newly effective Accounting Standards Board Statement No.5 “Accounting Standards for Presentation of Net Assets on Balance Sheet” (December 9, 2005) and Accounting Standards Board Guidance No.8 “Guidance on Accounting Standards for Presentation of Net Assets on Balance Sheet” (December 9, 2005), “Total equity” was renamed as “Net assets” and divided into “Stockholders’ equity” and “Valuation differences and translation of adjustment”. The amount corresponding to conventional “Total equity” was ¥1,679,649 million at the balance sheet date.

Net Assets portion of the financial statements are presented in accordance with revised “Ordinance Regarding Financial Statements.”

“Practical Solution on Investors’ Accounting for Limited-Liability Partnership and Limited-Liability Companies” (Practical Issues Task Force No.21, issued on September 8, 2006) is applicable for the fiscal period ending on or after September 8, 2006, the announcement date, and JBIC applied the new accounting pronouncement. This accounting change had no material impact on the financial statements.

3. Cash and cash equivalents

The reconciliation between the balance of cash and cash equivalents at the end of each fiscal year and the amount of cash and due from banks reported in the balance sheets as of March 31, 2007 and 2006 were as follows:

	March 31, 2007 (In millions of yen)	March 31, 2006 (In millions of yen)	March 31, 2007 (In millions of U. S. dollars)
Cash and due from banks	¥260,732	¥636,786	$2,209
Due from banks (*)	(229,610)	(336,044)	(1,945)

Cash and cash equivalents	¥31,122	¥300,742	$264

(*)	Excluding Due from Bank of Japan

4. Securities

Securities as of March 31, 2007 and 2006 were as follows:

	March 31, 2007 (In millions of yen)	March 31, 2006 (In millions of yen)	March 31, 2007 (In millions of U. S. dollars)
Equity	¥12	¥12	$0
Other securities	791	387	7

	¥804	¥400	$7

5. Loans

All of loans are loans on deeds. The amounts reported on the balance sheets as of March 31, 2007 and 2006 were as follows:

	March 31, 2007 (In millions of yen)	March 31, 2006 (In millions of yen)	March 31, 2007 (In millions of U. S. dollars)
Bankrupt loans	¥47,333	¥47,333	$401
Non-accrual loans	126,610	156,454	1,073
Past due loans (3 months or more)	—	2,714	—
Restructured loans	112,868	141,007	956

	¥286,813	¥347,510	$2,430

(a)	“Bankrupt loans” refer to loans, after write-offs, on which accrued interest income is not recognized as there is substantial doubt about the ultimate collectability of either principal or interest because they are past due for a considerable period of time or for other reasons, and to borrowers who fall into the following categories:

-	who have begun bankruptcy, settlement, reorganization, winding-up or special liquidation proceedings under the Bankruptcy Law, the Corporate Reorganization Law, the Civil Rehabilitation Law, the Commercial Code, the Corporate Law or other similar laws of Japan

-	who have had their transactions with the promissory note clearinghouse suspended, or

-	who have begun similar proceedings under any foreign law

(b)	“Non-accrual loans” are loans on which accrued interest income is not recognized, excluding loans on which interest payments are deferred in order to support the borrowers’ recovery from financial difficulties.

(c)	“Past due loans (3 months or more)” are loans whose principal or interest payment is past due for three months or more, and which do not fall under the category of “Bankrupt loans” and “Non- accrual loans.”

(d)	“Restructured loans” are loans whose repayment terms and conditions have been amended in favor of the borrowers (e.g. reduction of or exemption from the stated interest rate, the deferral of interest payments, the extension of principal repayments or renunciation of claims) in order to support the borrowers’ recovery from financial difficulties, and which do not fall under the category of “Bankrupt loans,” “Non-accrual loans,” and “Past due loans (3 months or more).”

(e)	The amounts of Loans indicated in the table above are gross amounts prior to deduction of allowance for possible loan losses.

(f)	In the event that a debtor country encounters temporary payment difficulties and requests debt rescheduling with respect to external public debt (whose creditors are Sovereigns, Trade Insurance Institutions and Export Credit Institutions, etc.) due to an unfavorable balance of international payment, meetings of creditor countries (the “Paris Club”) would be held to discuss debt relief measures (rescheduling). When creditor countries agree on debt relief measures, debt-rescheduling agreements between the creditors and a debtor are agreed. Under such temporary liquidity assistance, the debtor carries out the Economic Restructuring Program that was agreed with the International Monetary Fund (“IMF”) and continues to make repayments of the debt. The principal amount of loans for which JBIC has agreed to provide debt relief pursuant to the Paris Club agreements is as follows:

	March 31, 2007 (In millions of yen)	March 31, 2006 (In millions of yen)	March 31, 2007 (In millions of U. S. dollars)
International Financial Account	¥347,972	¥417,943	$2,948

         In terms of repayment probability of the loans rescheduled in the Paris Club, their nature as public debt, unlike loans provided by private financial institutions, provides an asset securing mechanism under such an international framework. Nonetheless, in order to facilitate comparison with private financial institutions, JBIC classifies those loans to borrowers classified under the assessment as “Watchlisted” (but not “Past due loans (3 months or more)”), that were rescheduled under the Paris Club as “Restructured loans.” The amount of such loans, included in “Restructured loans” in the above table, is ¥7,753 million ($66 million) of which ¥3,838 millon ($33 million) represents original principal attributable to the International Financial Account as of March 31, 2007, ¥20,470 million of which ¥10,890 millon represents original principal as of March 31, 2006.

(g)	Upon special request, major creditor countries, including Japan, agreed at the Paris Club to offer a grace period (“Moratorium”) for countries affected by the Sumatra Earthquake and India Tsunami in December 2004 in order to support their reconstruction and recovery. During this Moratorium period creditor countries will not expect any debt payment on the due dates up to December 31, 2005, and will reschedule the repayment period of deferred debts for 5 years including a 1 year grace period.

As of the end of March 2007, of the affected countries, Indonesia and Sri Lanka had requested the Paris Club for the Moratorium. The amounts rescheduled repayment period for affected countries, as of the end of March 2007, are ¥7,460 million ($63 million) in the International Financial Account.

Loans related to this Moratorium are not included in the loans described in (a) to (d) above, since lending terms has been modified based on an international agreement under this Moratorium to offer a grace period in order to support reconstruction and recovery of affected countries, and is therefore irrelevant to their debt-repayment ability.

(h)	As JBIC’s debtors mainly require long-term loans, JBIC generally enters into commitment line contracts with these debtors. JBIC provides commitment lines under which it lends necessary funds up to a predetermined amount, which is within the borrowers’ financing needs for the projects and up to the agreed maximum to lend, upon borrowers’ request, provided that the request meets terms and conditions for disbursement prescribed in the Loan Agreement. The total balance of unused commitment lines as of March 31, 2007 and 2006 are ¥1,242,335 million ($10,524 million) and ¥1,388,562 million respectively.

(i)	With respect to claims with collateral or guarantees on debtors who are legally or substantially bankrupt (“Bankrupt borrowers and Substantially bankrupt borrowers”), the residual booked amount of the claims after deduction of the amount which is deemed collectible through the disposal of collateral or the execution of guarantees is written-off against the respective claims. The amounts of the accumulated write-offs as of March 31, 2007 and 2006 are ¥5,472 million ($46 million) and ¥5,489 million respectively.

6. Miscellaneous assets

Miscellaneous assets as of March 31, 2007 and 2006 were as follows:

	March 31, 2007 (In millions of yen)	March 31, 2006 (In millions of yen)	March 31, 2007 (In millions of U. S. dollars)
Prepaid expenses	¥172	¥354	$1
Accrued income (a)	77,186	81,840	654
Derivatives	100,569	96,560	852
Deferred hedge losses	—	3,912	—
Preliminary payment to the National Treasury (b)	20,119	19,892	170
Other (c)	201	2,601	2

	¥198,249	¥205,162	$1,679

(Notes)

(a)	“Accrued income” includes ¥75,578 million ($640 million) and ¥80,420 million of accrued interest on loans and other as of March 31, 2007 and 2006 respectively.
(b)	Pursuant to Article 44 of the JBIC Law, a portion of the net earnings on the General Account of the International Financial Account is paid to the National Treasury. Preliminary payment to the National Treasury, made on a best estimate basis, is accounted for on an accrual basis.
(c)	“Other” includes ¥27 million ($0 million) of suspense payments as of March 31, 2007 and ¥116 million of suspense payments as of March 31, 2006.

7. Fixed assets (Premises and equipment)

Fixed assets (Premises and equipment) as of March 31, 2007 and 2006 were as follows:

	March 31, 2007 (In millions of yen)	March 31, 2006 (In millions of yen)	March 31, 2007 (In millions of U. S. dollars)
Tangible fixed assets
Land	¥9,556	¥9,556	$81
Buildings	19,364	19,496	164
Equipment	3,794	3,752	33
Construction in progress	45	362	0

Total	¥32,760	¥33,167	$278
Less-accumulated depreciation	14,303	14,446	122

Net book value	¥18,457	¥18,720	$156

Intangible fixed assets
Software	¥3,555	¥3,281	¥30
Guarantee deposit	—	174	—
Other	66	66	1

Total	¥3,622	¥3,522	$31
Less-accumulated depreciation	1,441	857	12

Net book value	¥2,180	¥2,665	$19

8. Deferred charges on bonds and notes

Deferred charges on bonds and notes as of March 31, 2007 and 2006 were as follows:

	March 31, 2007 (In millions of yen)	March 31, 2006 (In millions of yen)	March 31, 2007 (In millions of U. S. dollars)
Deferred discounts on bonds and notes	¥—	¥2,532	$—
Bonds and notes issuance costs	1,066	1,694	9

	¥1,066	¥4,227	$9

9. Allowance for possible loan losses

Allowance for possible loan losses as of March 31, 2007 and 2006 were as follows:
	March 31, 2007 (In millions of yen)	March 31, 2006 (In millions of yen)	March 31, 2007 (In millions of U. S. dollars)
General allowance for possible loan losses	¥25,064	¥40,872	$213
Specific allowance for possible loan losses	92,698	93,249	785
Allowance for possible losses on specific overseas loans	12,299	13,841	104

	¥130,061	¥147,963	$1,102

10. Bonds and notes

Bonds and notes as of March 31, 2007 and 2006 were as follows:

Description of Bonds and notes	Date of issuance	Currency and amounts March 31, 2007 (In millions)	Interest rate (%)	Maturity date	March 31, 2007 (In millions of yen)	March 31, 2006 (In millions of yen)	March 31, 2007 (In millions of U. S. dollars)
Export-Import Bank of Japan Bonds guaranteed by Japanese govt. 37, 40, 42	May 1996- December 1997	EUR 1,044	5.750-6.625	May 2007- June 2008	¥164,477	¥231,280	$1,393

Japan Bank for International Cooperation Bonds guaranteed by Japanese govt. 1,4-14	November 1999- March 2007	JPY 60,000 USD 5,399 EUR 1,750 THB 3,000	0.350-7.000	March 2008- March 2016	981,901	982,683	8,318

FILP Agency Bonds 2, 4, 6, 8, 10, 12-25(*)	October 2001- May 2006	JPY829,706	0.540-2.090	September 2009- December 2025	829,706	830,000	7,028

					¥1,976,086	¥2,043,963	$16,739

(*)	Non-government guaranteed bonds issued in domestic market.

Scheduled redemptions of bonds and notes for each of the next five years as of March 31, 2007 were as follows:

	In millions of yen	In millions of U.S. dollars
Fiscal year 2007	¥176,518	$1,495
2008	126,616	1,073
2009	167,919	1,422
2010	287,746	2,437
2011	356,265	3,018

Based on debt assumption agreements with financial institutions, JBIC has transferred the debt repayment obligation for certain bonds to such financial institutions. As of March 31, 2007, JBIC had contingent obligations in respect to the following bonds.

	In millions of yen	In millions of U.S. dollars
FILP Agency Bond 5	¥50,000	$424
FILP Agency Bond 7	60,000	508
FILP Agency Bond 9	50,000	424
FILP Agency Bond 11	50,000	424

11. Borrowings

Borrowings as of March 31, 2007 and 2006 were as follows:

	Average interest rate		Due date of repayment	March 31, 2007 (In millions of yen)	March 31, 2006 (In millions of yen)	March 31, 2007 (In millions of U. S. dollars)
Long-term borrowings
Borrowings from the Government Fund for Fiscal Investment and Loan Program	1.55	}	May 2007- March 2017	¥4,342,505	¥4,844,321	$36,785
Borrowings from the Government Post Office Life Insurance Fund	2.09			37,518	62,248	318

				¥4,380,023	¥4,906,569	$37,103

Long-term borrowings with maturities for the next five years as of March 31, 2007 were as follows:

	In millions of yen	In millions of U.S. dollars
Fiscal year 2007	¥1,060,140	$8,980
2008	1,015,132	8,599
2009	599,829	5,081
2010	500,268	4,238
2011	366,042	3,101

12. Miscellaneous liabilities

Miscellaneous liabilities as of March 31, 2007 and 2006 were as follows:

	March 31, 2007 (In millions of yen)	March 31, 2006 (In millions of yen)	March 31, 2007 (In millions of U. S. dollars)
Accrued expenses (a)	¥40,993	¥45,310	$347
Unearned income	7,780	5,041	66
Derivatives	143,734	137,705	1,218
Other (b)	2,121	1,894	18

	¥194,629	¥189,951	$1,649

(Notes)

(a)	“Accrued expenses” includes ¥14,852 million ($126 million) of accrued interest on borrowings and ¥25,546 million ($216 million) of accrued interest on bonds and notes and other as of March 31, 2007 (March 31, 2006: ¥18,710 million and ¥26,262 million respectively).
(b)	“Other” includes ¥2,067 million ($18 million) of suspense receipts and other as of March 31, 2007 (March 31, 2006: ¥1,818 million).

13. Employee retirement benefits

JBIC has a defined benefit pension plan comprising of a welfare pension fund plan and lump-sum severance indemnity plan.

(a) The funded status of the pension plans

Disposition		March 31, 2007 (In millions of yen)	March 31, 2006 (In millions of yen)	March 31, 2007 (In millions of U. S. dollars)
Projected benefit obligation	(A)	¥(14,518)	¥(14,397)	$(123)
Fair value of plans’ assets	(B)	4,486	4,184	38

Unfunded pension obligation	(C) = (A) + (B)	(10,031)	(10,213)	(85)
Unrecognized net obligation at transition	(D)	—	—	—
Unrecognized net actuarial gains/losses	(E)	—	—	—
Unrecognized prior service cost	(F)	—	—	—

Net amount recognized on the balance sheet	(G) = (C) + (D) + (E) + (F)	(10,031)	(10,213)	(85)
Prepaid pension cost	(H)	—	—	—

Allowance for employee retirement benefits	(G) – (H)	¥(10,031)	¥(10,213)	$(85)

(Note) The projected benefit obligation above includes a portion in which the pension fund acts for the government welfare program. (b) Component of pension cost
Disposition		March 31, 2007 (In millions of yen)	March 31, 2006 (In millions of yen)	March 31, 2007 (In millions of U. S. dollars)
Service cost		¥547	¥582	$5
Interest cost		286	283	2
Expected return on plans’ assets		(62)	(52)	(0)
Amortization of prior service cost		—	—	—
Amortization of net actuarial gains/losses		23	(563)	0
Amortization of net obligation at transition		—	—	—
Other costs		—	—	—

Net pension cost		¥794	¥249	$7

(c) Principal assumptions made

	March 31, 2007	March 31, 2006
Discount rate	2.0%	2.0%
Expected rate of return on plan assets	1.5%	1.5%
Method of attributing the projected benefits to periods of services	Straight-line basis	Straight-line basis
Amortization period of prior service costs	—	—
Amortization period of actuarial gains/losses	Gains/losses are charged to net income for the year	Gains/losses are charged to net income for the year
Amortization period of net obligation at transition	—	—

14. Acceptances and guarantees

Acceptances and guarantees as of March 31, 2007 and 2006 were as follows:

	March 31, 2007 (In millions of yen)	March 31, 2006 (In millions of yen)	March 31, 2007 (In millions of U.S. dollars)
Acceptances	¥—	¥—	$—
Guarantees	1,496,958	1,066,099	12,681

	¥1,496,958	¥1,066,099	$12,681

15. Assets pledged as collateral

There were no assets pledged as collateral as of March 31, 2007 and 2006.

16. Reserve

Pursuant to Article 44 of the JBIC Law, the reserve attributable to the International Financial Account is provided from net earnings from the International Financial Account.

17. Lease transactions

Lease transactions in the fiscal year ended March 31, 2007 and 2006 were as follows. There are no impairment losses for the leased asset.

(a) Finance lease transactions, excluding leases that ownership of the property are deemed to be substantially transferred to the lessee:

•	Acquisition cost, accumulated depreciation and net balance of leased property as of March 31, 2007 and 2006 were as follows:

	March 31, 2007 (In millions of yen)	March 31, 2006 (In millions of yen)	March 31, 2007 (In millions of U.S. dollars)
Acquisition cost
Equipment	¥408	¥387	$3
Others	340	313	3

Total	¥748	¥701	$6
Accumulated depreciation
Equipment	295	196	2
Others	221	156	2

Total	¥516	¥352	$4
Net balance
Equipment	113	191	1
Others	118	156	1

Total	¥231	¥348	$2

•	Future lease payment obligations as of March 31, 2007 and 2006 are summarized below:

	March 31, 2007 (In millions of yen)	March 31, 2006 (In millions of yen)	March 31, 2007 (In millions of U.S. dollars)
Due within 1 year	¥147	¥167	$1
Due after 1 year	91	188	1

Total	¥238	¥356	$2

•	Lease payment, depreciation expense and interest expense for the fiscal year ended March 31, 2007 and 2006 were as follows:

	March 31, 2007 (In millions of yen)	March 31, 2006 (In millions of yen)	March 31, 2007 (In millions of U.S. dollars)
Lease payment	¥177	¥175	$1
Depreciation expense	169	167	1
Interest expense	6	9	0

•	Depreciation expense is calculated using the straight-line method over the useful economic life of the respective leased assets with zero residual value.

•	The difference between total lease payments and the acquisition cost of leased assets is debited to effective interest expense, and is allocated to each fiscal year using the interest method.

(b) Operating lease transactions:

•	Future lease payment obligations as of March 31, 2007 and 2006 are summarized below:

	March 31, 2007 (In millions of yen)	March 31, 2006 (In millions of yen)	March 31, 2007 (In millions of U.S. dollars)
Due within 1 year	¥3	¥4	$0
Due after 1 year	—	1	—

Total	¥3	¥5	$0

18. Derivative transactions

Notes to derivative transactions in the fiscal year ended March 31, 2007 are as follows:

(a) Policy for derivative transactions

JBIC engages in derivative transactions solely for the purpose of hedging foreign exchange rate risks and interest rate risks associated with its lending and funding operations.

(b) Transactions

Derivative transactions include interest rate and currency swaps and forward exchange contracts.

(c) Risks involved in derivative transactions

Derivative transactions involve the following risks:

(i)	Credit risk

Potential loss from the failure of a counterparty to perform its obligations in accordance with terms and conditions under the contract governing transactions due to bankruptcy or deteriorating business.

(ii)	Market risk

Potential loss from the changes in the market value of financial products due to fluctuations in interest rates or exchange rates.

(d) Policies for risk management on derivative transactions

(i)	Credit risk

JBIC constantly monitors the market value of its derivative transactions with each counterparty and the amount of its credit exposure and creditworthiness of each counterparty in order to ascertain the appropriateness of entering into or maintaining a transaction with each counterparty.

(ii)	Market risk

JBIC uses derivative transactions solely for the purpose of hedging. Therefore, the market risk on derivative transactions and that on hedged (lending or funding) transactions basically offset each other.

	(In 100 millions of yen)		(In 100 millions of U.S. dollars)
Credit risk amounts of derivative etc.	Contract amount/ notional amount	Credit risk	Contract amount/ notional amount	Credit risk
Interest rate swaps	¥26,097	¥441	$221	$3
Currency swaps	45,921	3,987	389	34
Forward exchange contracts	23	0	0	0
Other derivatives	—	—	—	—
Credit risk reductions through nettings	—	(2,010)	—	(17)

Total	¥72,042	¥2,418	$610	$20

(Note)	Credit risk amounts are calculated under Uniform International Standards in accordance with the Banking Law of Japan and the related regulations.

(e) Interest rate-related transactions

There were no interest rate-related derivative transactions recorded at fair value as of the balance sheet date, since hedge accounting was applied to all interest rate-related derivative transactions outstanding at year end.

(f) Currency-related transactions

There were no currency-related derivative transactions, recorded at fair value as of the balance sheet date, since hedge accounting was applied to all currency-related derivative transactions outstanding at year end.

(g) Equity-related transactions

Not applicable

(h) Bond-related transactions

Not applicable

(i) Commodity-related transactions

Not applicable

(j) Credit derivatives transactions

Not applicable

Notes to derivative transactions in the fiscal year ended March 31, 2006 are as follows:

(a) Policy for derivative transactions

JBIC engages in derivative transactions solely for the purpose of hedging foreign exchange rate risks and interest rate risks that are incurred in respect of its lending and funding operations.

(b) Transactions

Derivative transactions include interest rate and currency swaps and forward exchange contracts.

(c) Risks involved in derivative transactions

Derivative transactions involve the following risks:

(i)	Credit risk

Potential loss from the failure of a counterparty to perform its obligations in accordance with terms and conditions under the contract governing transactions due to bankruptcy or deteriorating business.

(ii)	Market risk

Potential loss from the changes in the market value of financial products due to fluctuations in interest rates or exchange rates.

(d) Policies for risk management on derivative transactions

(i)	Credit risk

JBIC constantly monitors the market value of its derivative transactions for each counterparty and the amount of its credit exposure and creditworthiness of each counterparty in order to ascertain the appropriateness of entering into or maintaining a transaction with each counterparty.

(ii)	Market risk

JBIC uses derivative transactions solely for the purpose of hedging. Therefore, the market risk on derivative transactions and that on hedged (lending or funding) transactions basically offset each other.

	(In 100 millions of yen)
Credit risk amounts of derivative etc.	Contract amount/ notional amount	Credit risk
Interest rate swaps	¥25,003	¥502
Currency swaps	44,152	3,969
Forward exchange contracts	60	1
Other derivatives	—	—
Credit risk reductions through nettings	—	(2,081)

Total	¥69,217	¥2,392

(Note)	Credit risk amounts are calculated under Uniform International Standards in accordance with the Banking Law of Japan and the related regulations.

(e) Interest rate-related transactions

There are no interest rate-related derivative transactions recorded at fair value as of the balance sheet date, since hedge accounting is applied to all interest rate-related derivative transactions outstanding at year end.

(f) Currency-related transactions

There are no currency-related derivative transactions recorded at fair value as of the balance sheet date, since hedge accounting is applied to all currency-related derivative transactions outstanding at year end.

(g) Equity-related transactions

Not applicable

(h) Bond-related transactions

Not applicable

(i) Commodity-related transactions

Not applicable

(j) Credit derivatives transactions

Not applicable

19. Market value of securities

Notes to market value of securities as March 31, 2007 are as follows:

(a) Trading securities

Not applicable

(b) Held-to-maturity debt securities with market value

Not applicable

(c) Available-for-sale securities with market value

Not applicable

(d) Held-to-maturity debt securities sold

Not applicable

(e) Available-for-sale securities sold

Not applicable

(f) Held-to maturity debt securities and available-for-sale securities whose market value is not readily determinable were as follows:

	March 31, 2007 (In millions of yen)	March 31, 2007 (In millions of U.S. dollars)
Held-to-maturity debt securities
Unlisted foreign securities	¥—	$—
Available-for-sale securities
Unlisted Japanese equities other than over-the-counter	12	0
Unlisted foreign equities	—	—
Other unlisted Japanese securities	253	2
Other unlisted foreign securities	537	5

Total	¥804	$7

(g) Change in classification of securities

Not applicable

(h) Redemption schedule of available-for-sale securities with maturity and held-to maturity debt securities

Not applicable

(i) Equity securities of subsidiaries and affiliates with market value

Not applicable

(j) Money held in trust

Not applicable

(k) Net unrealized gain (loss) on available-for-sale securities

Not applicable

Notes to market value of securities as March 31, 2006 are as follows:

(a) Trading securities

Not applicable

(b) Held-to-maturity debt securities with market value

Not applicable

(c) Available-for-sale securities with market value

Not applicable

(d) Held-to-maturity debt securities sold

Not applicable

(e) Available-for-sale securities sold

Not applicable

(f) Held-to maturity debt securities and available-for-sale securities whose market value is not readily determinable were as follows:

March 31, 2006 (In millions of yen)
Held-to-maturity debt securities
Unlisted foreign securities	¥—
Available-for-sale securities
Unlisted Japanese equities other than over-the-counter	12
Unlisted foreign equities	—
Other unlisted Japanese securities	250
Other unlisted foreign securities	136

Total	¥400

(g) Change in classification of securities

Not applicable

(h) Redemption schedule of available-for-sale securities with maturity and held-to maturity debt securities

Not applicable

(i) Equity securities of subsidiaries and affiliates with market value

Not applicable

(j) Money held in trust

Not applicable

(k) Net unrealized gain (loss) on available-for-sale securities

Not applicable

ERNST & YOUNG SHINNIHON	Certified Public Accountants	Tel : 03 3503 1100
	Hibiya Kokusai Bldg.	Fax : 03 3503 1197
2-2-3, Uchisaiwai-cho Chiyoda-ku, Tokyo, Japan 100-0011 C.P.O. Box 1196, Tokyo, Japan 100-8641

Report of Independent Auditors

To the Governor of Japan Bank for International Cooperation

We have audited the accompanying Overseas Economic Cooperation Account balance sheets of Japan Bank for International Cooperation as of March 31, 2007, and the related statements of operations, changes in net assets, and cash flows for the year then ended, all expressed in Japanese Yen. These financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Overseas Economic Cooperation Account of Japan Bank for International Cooperation as of March 31, 2007, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in Japan.

The U.S. dollar amounts in the accompanying financial statements with respect to the year ended March 31, 2007 are presented solely for convenience. Our audit also included the translation of yen amounts into U.S. dollar amounts and, in our opinion, such translation has been made on the basis described in Note 1.

/s/ Ernst & Young ShinNihon

Ernst & Young ShinNihon

June 22, 2007

BALANCE SHEETS

JAPAN BANK FOR INTERNATIONAL COOPERATION

Overseas Economic Cooperation Account

	In millions of yen	In millions of yen	In millions of U.S. dollars
	March 31, 2007	March 31, 2006	March 31, 2007
Assets
Cash and due from banks (Note 3)	¥68,258	¥18,730	$578
Securities (Notes 4 and 19)	109,275	119,135	926
Loans (Note 5)	10,940,343	10,943,642	92,676
Miscellaneous assets (Note 6)	62,913	70,876	533
Premises and equipment (Note 7)	—	6,972	—
Tangible fixed assets (Note 7)	6,603	—	56
Intangible fixed assets (Note 7)	1,334	—	11
Deferred charges on bonds and notes (Note 8)	—	3	—
Allowance for possible loan losses (Note 9)	(102,897)	(125,156)	(872)

Total assets	¥11,085,830	¥11,034,203	$93,908

	In millions of yen	In millions of yen	In millions of U.S. dollars
	March 31, 2007	March 31, 2006	March 31, 2007
Liabilities and equity
Liabilities
Bonds and notes (Note 10)	¥—	¥10,000	$—
Borrowings (Note 11)	3,714,803	4,020,220	31,468
Miscellaneous liabilities (Note 12)	14,105	17,145	120
Reserve for bonus payments	390	387	3
Reserve for employee retirement benefits (Note 13)	6,148	6,259	52

Total liabilities	3,735,446	4,054,013	31,643

Equity
Capital:
Capital attributable to the Overseas Economic Cooperation Account	—	7,065,644	—

Retained earnings:
Reserve attributable to the Overseas Economic Cooperation Account (Note 16)	—	111,324	—
Accumulated deficit	—	(196,778)	—

	—	(85,454)	—

Total equity	—	6,980,190	—

Total liabilities and equity	¥—	¥11,034,203	$—

Net assets
Capital:
Capital attributable to the Overseas Economic Cooperation Account	7,231,508	—	61,258

Retained earnings:
Other retained earnings
Reserve attributable to the Overseas Economic Cooperation Account (Note 16)	166,062	—	1,407
Accumulated deficit	(47,187)	—	(400)

	118,875	—	1,007

Total stockholders’ equity	7,350,383	—	62,265

Net deferred losses on hedges	—	—	—

Total valuation differences and translation adjustments	—	—	—

Total net assets	7,350,383	—	62,265

Total liabilities and net assets	¥11,085,830	¥—	$93,908

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

STATEMENTS OF OPERATIONS

JAPAN BANK FOR INTERNATIONAL COOPERATION

Overseas Economic Cooperation Account

	In millions of yen	In millions of yen	In millions of U.S.dollars
	FY 2006	FY 2005	FY 2006
Income
Interest income	¥246,837	¥255,196	$2,091
Interest on loans	240,025	249,467	2,033
Interest and dividend income on securities	6,781	5,728	58
Interest on due from banks	29	0	0
Fees and Commissions	560	686	5
Other operating income	23	145	0
Foreign exchange gains	23	145	0
Other ordinary income	157	163	1
Grant from general account (Note 15)	30,000	30,000	254
Reversal pf allowance for possible loan losses	22,259	43,802	189
Recovery of written-off claims	822	824	7
Profits on sales of premises and equipment	—	4	—
Profits on sales of tangible fixed assets	4	—	0

Total income	300,665	330,822	2,547

Expenses
Interest expenses	81,141	89,609	687
Interest on bonds and notes	183	614	1
Interest on borrowings	80,957	88,995	686
Fees and Commissions	3,874	2,657	33
Other operating expenses	10	17	0
Others	10	17	0
General and administrative expenses	9,773	8,495	83
Other ordinary expenses	1,497	218	13
Write-off of equities, securities, etc.	1,481	217	13
Others	16	1	0
Losses on disposal of premises and equipment	—	6	—
Losses on disposal of tangible fixed assets	37	—	0

Total expenses	96,336	101,005	816

Net income	¥204,329	¥229,816	$1,731

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

STATEMENTS OF CASH FLOWS

JAPAN BANK FOR INTERNATIONAL COOPERATION

Overseas Economic Cooperation Account

	In millions of yen	In millions of yen	In millions of U.S.dollars
	FY 2006	FY 2005	FY 2006
Cash flows from operating activities
Net income	¥204,329	¥229,816	$1,731
Depreciation and amortization	651	442	6
Decrease in allowance for possible loan losses	(22,259)	(57,354)	(189)
Inecrease in reserve for bonus payments	2	22	0
Decrease in reserve for employee retirement benefits	(111)	(305)	(1)
Interest income	(246,837)	(255,196)	(2,091)
Interest expenses	81,141	89,609	687
Net loss on securities	1,436	174	12
Foreign exchange gain	(33)	(159)	(0)
Net loss on sales of premises and equipment	—	2	—
Net loss on sales of tangible fixed assets	33	—	0
Net decrease (increase) in loans	3,298	(202,849)	28
Net decrease in bonds and notes	(10,000)	(15,000)	(85)
Net decrease in borrowings	(305,417)	(180,238)	(2,587)
Net decrease in due from banks (excluding cash equivalents)	186	18,968	2
Interest received	253,676	261,342	2,149
Interest paid	(83,452)	(90,024)	(707)
Others, net	(730)	(215)	(6)

Net cash used in operating activities	(124,086)	(200,965)	(1,051)

Cash flows from investing activities
Purchases of securities	(135)	(111)	(1)
Sales of securities	8,443	689	72
Purchases of premises and equipment	—	(270)	—
Purchases of tangible fixed assets	(273)	—	(3)
Purchases of intangible fixed assets	(116)	—	(1)
Proceeds from sales of premises and equipment	—	16	—
Proceeds from sales of tangible fixed assets	6	—	0

Net cash provided by investing activities	7,925	323	67

Cash flows from financing activities
Proceeds from issuance of capital stocks from government	165,864	174,400	1,405

Net cash provided by financing activities	165,864	174,400	1,405

Effect of exchange rate changes on cash and cash equivalents	0	0	0

Net increase (decrease) in cash and cash equivalents	49,703	(26,241)	421

Cash and cash equivalents at the beginning of the period	17,865	44,106	151

Cash and cash equivalents at the end of the period	¥67,569	¥17,865	$572

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

STATEMENTS OF CHANGES IN NET ASSETS

JAPAN BANK FOR INTERNATIONAL COOPERATION

Overseas Economic Cooperation Account

For the year ended March 31,2007	(In millions of yen)
	Stockholders’ equity					Valuation differences and translation adjustments		Total net assets
	Capital	Retained earnings			Total stockholders’ equity	Net deferred losses on hedges	Total valuation differences and translation adjustments
	Capital attributable to the Overseas Economic Cooperation Account	Other retained earnings		Total retained earnings
		Reserve attributable to the Overseas Economic Cooperation Account	Accumulated deficit
Balance at March 31, 2006	¥7,065,644	¥111,324	¥(196,778)	¥(85,454)	¥6,980,190	¥—	¥—	¥6,980,190
Changes during the accounting period
Proceeds from issuance of capital stocks attributable to the Overseas Economic Cooperation Account	165,864	—	—	—	165,864	—	—	165,864
Transfer to reserve attributable to the Overseas Economic Cooperation Account from accumulated deficit	—	54,737	(54,737)	—	—	—	—	—
Net income	—	—	204,329	204,329	204,329	—	—	204,329
Net changes in the items other than stockholders’ equity	—	—	—	—	—	—	—	—
Net changes during the accounting period	165,864	54,737	149,591	204,329	370,193	—	—	370,193
Balance at March 31, 2007	¥7,231,508	¥166,062	¥(47,187)	¥118,875	¥7,350,383	¥—	¥—	¥7,350,383

STATEMENTS OF CHANGES IN NET ASSETS

JAPAN BANK FOR INTERNATIONAL COOPERATION

Overseas Economic Cooperation Account

For the year ended March 31,2007	(In millions of U.S. dollars)
	Stockholders’ equity					Valuation differences and translation adjustments		Total net assets
	Capital	Retained earnings			Total stockholders’ equity	Net deferred losses on hedges	Total valuation differences and translation adjustments
	Capital attributable to the Overseas Economic Cooperation Account	Other retained earnings		Total retained earnings
		Reserve attributable to the Overseas Economic Cooperation Account	Accumulated deficit
Balance at March 31, 2006	$59,853	$943	$(1,667)	$(724)	$59,129	$—	$—	$59,129
Changes during the accounting period
Proceeds from issuance of capital stocks attributable to the Overseas Economic Cooperation Account	1,405	—	—	—	1,405	—	—	1,405
Transfer to reserve attributable to the Overseas Economic Cooperation Account from accumulated deficit	—	464	(464)	—	—	—	—	—
Net income	—	—	1,731	1,731	1,731	—	—	1,731
Net changes in the items other than stockholders’ equity	—	—	—	—	—	—	—	—
Net changes during the accounting period	1,405	464	1,267	1,731	3,136	—	—	3,136
Balance at March 31, 2007	$61,258	$1,407	$(400)	$1,007	$62,265	$—	$—	$62,265

STATEMENTS OF EQUITY

JAPAN BANK FOR INTERNATIONAL COOPERATION

Overseas Economic Cooperation Account

	In millions of yen
	Capital attributable to the Overseas Economic Cooperation Account	Reserve attributable to the Overseas Economic Cooperation Account	Accumulated deficit	Total Equity
Balance at March 31, 2005	¥6,891,244	¥85,490	¥(400,761)	¥6,575,973

Transfer from net earnings accounted under the JBIC Law to reserve	—	25,833	(25,833)	—
Issuance of capital from Government	174,400	—	—	174,400
Net income	—	—	229,816	229,816

Balance at March 31, 2006	¥7,065,644	¥111,324	¥(196,778)	¥6,980,190

Appropriations:
Transfer from net earnings accounted under the JBIC Law to reserve	—	54,737	(54,737)	—

Total	¥—	¥54,737	¥54,737	¥—

Unappropriated Accumulated deficit	¥—	¥—	¥(251,516)	¥—

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

NOTES TO FINANCIAL STATEMENTS

JAPAN BANK FOR INTERNATIONAL COOPERATION

Overseas Economic Cooperation Account

1. Basis of presentation

The accompanying financial statements have been prepared from the accounts maintained by Japan Bank for International Cooperation (“JBIC” or the “Bank”) in accordance with the provisions set forth in conformity with accounting principles and practices generally accepted in Japan, which are different in certain respects as to application and disclosure requirements from International Financial Reporting Standards.

The Bank’s accounts are separated into the International Financial Account and the Overseas Economic Cooperation Account as required under Article 41 of the Japan Bank for International Cooperation Law (“JBIC Law”) whereby the accounting shall be separated according to the categories of international financial operations and overseas economic cooperation operations and be recorded by establishing a separate account for each operation. In separating the accounts, transactions directly related to either of the operations are attributed to the account for these operations and overhead expenses and others are allocated to both of the accounts in accordance with certain pre-defined allocation rate.

Consolidated financial statements are not prepared since JBIC has no subsidiaries.

The amounts indicated in millions of yen are rounded down by omitting figures less than one million. Totals may therefore not add up exactly because of such omission.

Amounts in U.S. dollars are presented solely for the convenience of readers outside Japan. The rate of ¥118.05=$1.00, the exchange rate as of March 31, 2007, has been used in translation. The presentation of such amounts is not intended to imply that Japanese yen have been or could be readily converted, realized or settled into U.S. dollars at that rate or any other rate.

2. Significant accounting policies

(a) Cash and cash equivalents

“Cash and cash equivalents” as stated in the statements of cash flows consists of cash on hand and due from Bank of Japan included in “Cash and due from banks” in the balance sheets.

(b) Securities

All securities are classified as “Available-for-sale securities” which have no market value and are carried at cost based on the moving average method.

(c) Foreign currency translation and revaluation method

JBIC maintains its accounting record in Japanese yen. Assets and liabilities denominated in foreign currencies are translated into Japanese yen at the market exchange rate prevailing at the fiscal year end.

(d) Depreciation basis for fixed assets (premises and equipment)

(i)	Tangible fixed assets

Tangible fixed assets are depreciated under the declining balance basis over their useful economic lives except for buildings (excluding installed facilities) acquired on or after April 1, 1998, which are depreciated under the straight-line method, and the applicable share of estimated annual depreciation costs for the fiscal year is recorded based on the following range of useful lives.

The principal estimated useful economic lives are as follows:

Buildings: 38 years to 50 years

Equipment: 2 years to 20 years

(ii)	Intangible fixed assets

Amortization of intangible fixed assets is computed by the straight-line method. Software used by JBIC is amortized over its useful life (5 years).

(e) Method of amortization for deferred charges

         Until the previous fiscal year, discounts and premiums on bonds and notes had been separately capitalized and amortized under the straight-line method over the terms of redemption. However, in accordance with the partial revision of “Accounting Standards for Financial Instruments” as of August 11, 2006 (the Accounting Standards Board of Japan (“ASBJ”) Statement No.10), which should be applied from the fiscal period ending upon or after its public announcement, JBIC adopted the revised accounting standard effective this fiscal period, and Bonds and notes were stated at amortized cost (the straight line method). This accounting change had no material impact on the financial statements.

Discounts on bonds and notes recorded on the balance sheet as of March 31, 2006 are amortized under the straight-line method over the terms of the bonds and notes by applying the previous accounting method and the unamortized balance is directly deducted from Bonds and notes, based on the tentative measure stipulated in the “Tentative Solution on Accounting for Deferred Assets” (ASBJ Report No.19, August 11, 2006).

(f) Change in presentation on balance sheets

The appendix forms of “Banking Law Enforcement Regulations” (Ministry of Finance Ordinance No.10, 1982) have been revised by the “Cabinet Office Ordinance to Amend Part of Detailed Enforcement Regulations on Mutual Loan Business Law and Banking Law” (Cabinet Office Ordinance No.60, April 28, 2006). In accordance with the application of the revised “Banking Law Enforcement Regulations” effective this fiscal period, presentation of account items has been changed as follows:

(i)	“Reserve attributable to the Overseas Economic Cooperation Account” and “Accumulated deficit” which had been included in “Retained earnings” was presented as “Reserve attributable to the Overseas Economic Cooperation Account” and “Accumulated deficit” in “Other retained earnings”, respectively.

(ii)	“Premises and equipment” was divided into “Tangible fixed assets,” “Intangible fixed assets” and “Miscellaneous assets.”

(iii)	“Software” was reclassified from “Miscellaneous assets” to “Intangible fixed assets.”

(g) Change in presentation on cash flows

Former “Net loss (gain) on sales of premises and equipment” is presented as “Net loss (gain) on sales of tangible fixed assets” following the change in description of former “Premises and equipment” on the balance sheet into “Tangible fixed assets,” “Intangible fixed assets” and others.

Former “Expenditures on premises and equipment” is presented as “Purchases of tangible fixed assets” and others, and former “Proceeds from sales of premises and equipment” is presented as “Proceeds from sales of tangible fixed assets” and others.

(h) Allowance for possible loan losses

The allowance for claims on debtors who are legally bankrupt (“Bankrupt borrowers”) or substantially bankrupt (“Substantially bankrupt borrowers”) is provided based on the outstanding balance after the write-offs described in Note 5 (i) and the deductions of the amount expected to be collected through the disposal of collateral and the execution of guarantees.

The allowance for claims on debtors who are not legally bankrupt but are likely to become bankrupt(“Potentially bankrupt borrowers”) is provided based on an assessment of the overall solvency of the debtors after deducting the amount expected to be collected through the disposal of collateral and the execution of guarantees.

The allowance for claims on debtors other than Bankrupt borrowers, Substantially bankrupt borrowers and Potentially bankrupt borrowers is provided primarily based on the default rate, which is calculated based on the actual defaults during a certain period in the past.

The allowance for possible losses on specific overseas loans is provided based on the expected loss amount taking into consideration the political and economic situations of these countries.

All claims are assessed initially by the operational departments and secondly by risk evaluation departments based on internal rules for self-assessment of asset quality. The internal audit department, which is independent from the operational departments, reviews these self-assessments, and the allowance is provided based on the results of the assessment.

(i) Reserve for bonus payments

Reserve for bonus payments is calculated and provided for based on estimated amounts of future payments attributable to the services that have been rendered by employees to the date of the balance sheet. Reserve for bonus payments to executive directors is included in the account.

(j) Reserve for employee retirement benefits

Reserve for employee retirement benefits represents the future payment for pension and retirement benefits to employees and executive directors, and is accrued based on the projected benefit obligations and the estimated pension plan assets at the fiscal period end.

The actuarial gain or loss is recognized in the year in which it arises.

(k) Lease transactions

Finance leases that do not involve the transfer of ownership to the lessee at the end of the lease term are accounted for as an operating lease.

(l) Consumption taxes

Consumption taxes, including local consumption tax, are excluded from the transaction amounts.

(m) Significant changes in accounting policies

In accordance with newly effective Accounting Standards Board Statement No.5 “Accounting Standards for Presentation of Net Assets on Balance Sheet” (December 9, 2005) and Accounting Standards Board Guidance No.8 “Guidance on Accounting Standards for Presentation of Net Assets on Balance Sheet” (December 9, 2005), “Total equity” was renamed as “Net assets” and divided into “Stockholders’ equity” and “Valuation differences and translation of adjustment”. The amount corresponding to conventional “Total equity” was ¥7,350,383 million at the balance sheet date.

Net Assets portion of the financial statements are presented in accordance with revised “Ordinance Regarding Financial Statements.”

“Practical Solution on Investors’ Accounting for Limited-Liability Partnership and Limited-Liability Companies” (Practical Issues Task Force No.21, issued on September 8, 2006) is applicable for the fiscal period ending on or after September 8, 2006, the announcement date, and JBIC applied the new accounting pronouncement. This accounting change had no material impact on the financial statements.

3. Cash and cash equivalents

The reconciliation between the balance of cash and cash equivalents at the end of each fiscal year and the amount of cash and due from banks reported in the balance sheets as of March 31, 2007, and 2006 were as follows:

	March 31, 2007 (In millions of yen)	March 31, 2006 (In millions of yen)	March 31, 2007 (In millions of U. S. dollars)
Cash and due from banks	¥68,258	¥18,730	$578
Due from banks (*)	(689)	(864)	(6)

Cash and cash equivalents	¥67,569	¥17,865	$572

___________ (*) Excluding Due from Bank of Japan
4. Securities
Securities as of March 31, 2007 and 2006 were as follows:

	March 31, 2007 (In millions of yen)	March 31, 2006 (In millions of yen)	March 31, 2007 (In millions of U. S. dollars)
Equity	¥107,996	¥117,858	$915
Other securities	1,279	1,277	11

	¥109,275	¥119,135	$926

5. Loans
All of loans are loans on deeds. The amounts reported in the balance sheets as of March 31, 2007 were 2006 are as follows:

	March 31, 2007 (In millions of yen)	March 31, 2006 (In millions of yen)	March 31, 2007 (In millions of U. S. dollars)
Bankrupt loans	¥—	¥—	$—
Non-accrual loans	76,876	96,998	651
Past due loans (3 months or more)	—	—	—
Restructured loans	185,191	184,691	1,569

	¥262,068	¥281,689	$2,220

(a)	“Bankrupt loans” refer to loans, after write-offs, on which accrued interest income is not recognized as there is substantial doubt about the ultimate collectability of either principal or interest because they are past due for a considerable period of time or for other reasons, and to borrowers who fall into the following categories:
-	who have begun bankruptcy, settlement, reorganization, winding-up or special liquidation proceedings under the Bankruptcy Law, the Corporate Reorganization Law, the Civil Rehabilitation Law, the Commercial Code, the Corporate Law or other similar laws of Japan
-	who have had their transactions with the promissory note clearinghouse suspended, or
-	who have begun similar proceedings under any foreign law
(b)	“Non-accrual loans” are loans on which accrued interest income is not recognized, excluding loans on which interest payments are deferred in order to support the borrowers’ recovery from financial difficulties.
(c)	“Past due loans (3 months or more)” are loans whose principal or interest payment is past due for three months or more, and which do not fall under the category of “Bankrupt loans” and “Non- accrual loans.”
(d)	“Restructured loans” are loans whose repayment terms and conditions have been amended in favor of the borrowers (e.g. reduction of or exemption from the stated interest rate, the deferral of interest payments, the extension of principal repayments or renunciation of claims) in order to support the borrowers’ recovery from financial difficulties, and which do not fall under the category of “Bankrupt loans,” “Non-accrual loans” and “Past due loans (3 months or more).”
(e)	The amounts of Loans indicated in the table above are the gross amounts prior to deduction of allowance for possible loan losses.

(f)	In the event that a debtor country encounters temporary payment difficulties and requests debt rescheduling with respect to external public debt (whose creditors are Sovereigns, Trade Insurance Institutions and Export Credit Institutions, etc.) due to an unfavorable balance of international payment, meetings of creditor countries (the “Paris Club”) would be held to discuss debt relief measures (rescheduling). When creditor countries agree on debt relief measures, debt-rescheduling agreements between the creditors and a debtor are agreed. Under such temporary liquidity assistance, the debtor carries out Economic Restructuring Program that was agreed with the International Monetary Fund (“IMF”) and continues to make repayments of the debt. The principal amount of loans for which JBIC has agreed to provide debt relief pursuant to the Paris Club agreements is as follows:

	March 31, 2007 (In millions of yen)	March 31, 2006 (In millions of yen)	March 31, 2007 (In millions of U. S. dollars)
Overseas Economic Cooperation Account	¥1,246,893	¥1,262,313	$10,562

In terms of repayment probability of the loans rescheduled in the Paris Club, their nature as public debt, unlike loans provided by private financial institutions, provides an asset securing mechanism under such an international framework. Nonetheless, in order to facilitate comparison with private financial institutions, JBIC classifies those loans to borrowers classified under the self assessment as “Watchlisted” (but not “Past due loans (3 months or more)”), that were rescheduled under the Paris Club as “Restructured loans.” The amount of such loans, included in “Restructured loans” in the above table, is ¥185,191 million ($1,569 million) of which ¥101,267 million ($858 million) represents original principal attributable to the Overseas Economic Cooperation Account as of March 31, 2007, and ¥184,691 million of which ¥96,407 million represents original principal as of March 31, 2006.

(g)	Upon special request, major creditor countries, including Japan, agreed at the Paris Club to offer grace period (“Moratorium”) for countries affected by the Sumatra Earthquake and India Tsunami in December 2004, in order to support their reconstruction and recovery. During this Moratorium period creditor countries will not expect any debt payment on the due date up to December 31, 2005, and will reschedule the repayment period of deferred debts for 5 years including a 1 year grace period.

As of the end of March 2007, of the affected countries, Indonesia and Sri Lanka had requested the Paris Club for the Moratorium. The amounts rescheduled repayment period for affected countries who requested the Moratorium were ¥144,968 million ($1,228 million) in the Overseas Economic Cooperation Account.

Loans related to this Moratorium are not included in the loans described in (a) to (d) above, since lending terms has been modified based on an international agreement under this Moratorium to offer a grace period in order to support reconstruction and recovery of affected countries, and is therefore irrelevant to their debt-repayment ability.

(h)	As JBIC’s debtors mainly require long-term loans, JBIC generally enters into commitment line contracts with these debtors. JBIC provides commitment lines under which it lends necessary funds up to a predetermined amount, which is within the borrowers’ financing needs for the projects and up to the agreed maximum to lend, upon borrowers’ request, provided that the request meets terms and conditions for disbursement prescribed in the Loan Agreement. The total balance of unused commitment lines as of March 31, 2007 and 2006 are ¥3,656,740 million ($30,976 million) and ¥3,667,762 million respectively.
(i)	With respect to claims with collateral or guarantees on debtors who are legally or substantially bankrupt (“Bankrupt borrowers and Substantially bankrupt borrowers”), the residual booked amount of the claims after deduction of the amount which is deemed collectible through the disposal of collateral or the execution of guarantees in written-off against the respective claims. There were no corresponding amounts as of March 31, 2007 and 2006.

6. Miscellaneous assets

Miscellaneous assets as of March 31, 2007 and 2006 were as follows:

	March 31, 2007 (In millions of yen)	March 31, 2006 (In millions ofyen)	March 31, 2007 (In millions of U. S. dollars)
Prepaid expenses	¥493	¥512	$4
Accrued income (a)	61,599	68,427	522
Other (b)	819	1,935	7

	¥62,913	¥70,876	$533

(Notes)

(a)	“Accrued income” includes ¥61,391 million ($520 million) and ¥67,903 million of accrued interest on loans and other as of March 31, 2007 and 2006, respectively.
(b)	“Other” includes ¥0 million ($0 million) of suspense payments and other as of March 31, 2007 and ¥52 million of suspense payments and other as of March 31, 2006.

7. Fixed assets (Premises and equipment)

Fixed assets (Premises and equipment) as of March 31, 2007 and 2006 were as follows:

	March 31, 2007 (In millions of yen)	March 31, 2006 (In millions of yen)	March 31, 2007 (In millions of U. S. dollars)

Tangible fixed assets
Land	¥2,994	¥2,994	¥25
Buildings	6,985	7,271	59
Equipment	1,250	1,213	11
Construction in progress	27	221	0

Total	¥11,258	¥11,701	$95
Less-accumulated depreciation	4,655	5,048	39

Net book value	¥6,603	¥6,653	$56

Intangible fixed assets
Software	¥2,179	¥2,011	$18
Guarantee deposit	—	318	—
Other	0	0	0

Total	¥2,179	¥2,329	$18
Less-accumulated depreciation	845	488	7

Net book value	¥1,334	¥1,841	$11

8. Deferred charges on bonds and notes
Deferred charges on bonds and notes as of March 31, 2007 and 2006 were as follows:
	March 31, 2007 (In millions of yen)	March 31, 2006 (In millions of yen)	March 31, 2007 (In millions of U. S. dollars)
Deferred discounts on bonds and notes	¥—	¥3	$—

Total	¥—	¥3	$—

9. Allowance for possible loan losses
Allowance for possible loan losses as of March 31, 2007 and 2006 were as follows:
	March 31, 2007 (In millions of yen)	March 31, 2006 (In millions of yen)	March 31, 2007 (In millions of U. S. dollars)
General allowance for possible loan losses	¥48,869	¥45,518	¥414
Specific allowance for possible loan losses	54,028	79,638	458
Allowance for possible losses on specific overseas loans	—	—	—

	¥102,897	¥125,156	$872

10. Bonds and notes

Bonds and notes as of March 31, 2007 and 2006 were as follows:

Description of bonds and notes	Date of issuance	Currency and amounts March 31, 2007 (In millions)		Interest rate (%)	Maturity date	March 31, 2007 (In millions of yen)	March 31, 2006 (In millions of yen)	March 31, 2007 (In millions of U. S. dollars)
Overseas Economic Cooperation Fund Bonds guaranteed by Japanese govt. 9	November 1996	JPY	—	2.9	November 2006	¥—	$10,000	¥—

						¥—	¥10,000	$—

Scheduled redemptions of bonds and notes for each of the next five years as of March 31, 2007 are as follows:

	In millions of yen	In millions of U.S. dollars
Fiscal year 2007	¥—	$—
2008	—	—
2009	—	—
2010	—	—
2011	—	—

11. Borrowings

Borrowings as of March 31, 2007 and 2006 were as follows:

	Average interest rate		Due date of repayment	March 31, 2007 (In millions)	March 31, 2006 (In millions of yen)	March 31, 2007 (In millions of U. S. dollars)
Long-term borrowings
Borrowings from the Government Fund for Fiscal Investment and Loan Program	1.79	}	March 2008- October 2021	¥3,687,708	¥3,978,612	$31,239
Borrowings from the Government Post Office Life Insurance Fund	1.85			27,095	41,608	229

				¥3,714,803	¥4,020,220	$31,468

Long-term borrowings with maturities for the next five years as of March 31, 2007 were as follows:

	In millions of yen	In millions of U.S. dollars
Fiscal year 2007	¥384,366	$3,256
2008	413,141	3,500
2009	430,199	3,644
2010	420,196	3,559
2011	373,762	3,166

12. Miscellaneous liabilities

Miscellaneous liabilities as of March 31, 2007 and 2006 were as follows:

	March 31, 2007 (In millions of yen)	March 31, 2006 (In millions of yen)	March 31, 2007 (In millions of U. S. dollars)
Accrued expenses (a)	¥13,991	¥16,113	$119
Other (b)	113	1,031	1
	¥14,105	¥17,145	$120

(Notes)

(a)	“Accrued expenses” includes ¥13,633 million ($115 million) of accrued interest on borrowings and other as of March 31, 2007 (March 31, 2006: ¥15,938 million, and ¥8 million of accrued interest on bonds and notes).
(b)	“Other” includes ¥113 million ($1 million) of suspense receipts as of March 31, 2007 (March 31, 2006: ¥1,031 million).

13. Employee retirement benefits

JBIC has a defined benefit pension plan comprising of a welfare pension fund plan and lump-sum severance indemnity plan.

(a)	The funded status of the pension plans

Disposition			March 31, 2007 (In millions of yen)	March 31, 2006 (In millions of yen)	March 31, 2007 (In millions of U. S. dollars)
Projected benefit obligation	(A)		¥(8,898)	¥(8,824)	$(75)
Fair value of plans’ assets	(B)		2,750	2,564	23
Unfunded pension obligation	(C) =	(A) + (B)	(6,148)	(6,259)	(52)
Unrecognized net obligation at transition	(D)		—	—	—
Unrecognized net actuarial gains/losses	(E)		—	—	—
Unrecognized prior service cost	(F)		—	—	—
Net amount recognized on the balance sheet	(G) =	(C)+(D)+(E)+(F)	(6,148)	(6,259)	(52)
Prepaid pension cost	(H)		—	—	—
Allowance for employee retirement benefits	(G)-	(H)	¥(6,148)	¥(6,259)	$(52)

(Note) The projected benefit obligation above includes a portion in which the pension fund acts for the government welfare program.

(b)	Component of pension cost

Disposition	March 31, 2007 (In millions of yen)	March 31, 2006 (In million of yen)	March 31, 2007 (In millions of U. S. dollars)
Service cost	¥335	¥357	$3
Interest cost	175	173	1
Expected return on plans’ assets	(38)	(32)	(0)
Amortization of prior service cost	—	—	—
Amortization of net actuarial gains/losses	(14)	(345)	(0)
Amortization of net obligation at transition	—	—	—
Other costs	—	—	—
Net pension cost	¥487	¥152	$4

(c)	Principal assumptions made

	March 31, 2007	March 31, 2006
Discount rate	2.0%	2.0%
Expected rate of return on plan assets	1.5%	1.5%
Method of attributing the projected benefits to periods of services	Straight-line basis	Straight-line basis
Amortization period of prior service costs	—	—
Amortization period of actuarial gains/losses	Gains/losses are charged to net income for the year	Gains/losses are charged to net income for the year

Amortization period of net obligation at transition	—	—

14. Assets pledged as collateral

There were no assets pledged as collateral as of March 31, 2007 and 2006.

15. Grant from general account

In accordance with the “Changes of the Debt Relief Method” announced by the Japanese government on December 10, 2002, JBIC reported an extraordinary loss (“ODA-loan related losses”) for the year ended March 31, 2003. Under the policy to maintain the financial soundness of JBIC, the government provided JBIC with a grant totaling ¥30 billion ($254 million) corresponding to “ODA-loan related losses” out of its general account for the fiscal year ended March 31, 2007 and 2006 respectively.

16. Reserve

Pursuant to Article 44 of the JBIC Law, the reserve attributable to the Overseas Economic Cooperation Account is provided from net earnings on the Overseas Economic Cooperation Account.

17. Lease transactions

Lease transactions in the fiscal year ended March 31, 2007 and 2006 were as follows. There are no impairment losses for the leased assets:

(a) Finance lease transactions, excluding leases that ownership of the property are deemed to be substantially transferred to the lessee:

•	Acquisition cost, accumulated depreciation and net balance of leased property as of March 31, 2007 and 2006 were as follows:

	March 31, 2007 (In millions of yen)	March 31, 2006 (In millions ofyen)	March 31, 2007 (In millions of U.S. dollars)
Acquisition cost
Equipment	¥250	¥237	$2
Other	208	192	2

Total	¥458	¥429	$4
Accumulated depreciation
Equipment	180	120	2
Other	135	96	1

Total	¥316	¥216	$3
Net balance
Equipment	69	117	0
Other	72	96	1

Total	¥142	¥213	$1

•	Future lease payment obligations as of March 31, 2007 and 2006 are summarized below:

	March 31, 2007 (In millions of yen)	March 31, 2006 (In millions of yen)	March 31, 2007 (In millions of U.S. dollars)
Due within 1 year	¥90	¥102	$1
Due after 1 year	55	115	0

Total	¥145	¥218	$1

•	Lease payment, depreciation expense and interest expense for the fiscal year ended March 31, 2007 and 2006 are as follows:

	March 31, 2007 (In millions of yen)	March 31, 2006 (In millions of yen)	March 31, 2007 (In millions of U.S. dollars)
Lease payment	¥108	¥107	$1
Depreciation expense	103	102	1
Interest expense	3	5	0

•	Depreciation expense is calculated using the straight-line method over the useful economic life of the respective leased assets with zero residual value.

•	The difference between total lease payments and the acquisition cost of leased assets is debited to effective interest expense, and is allocated to each fiscal year using the interest method.

(b) Operating lease transactions:

•	Future lease payment obligations as of March 31, 2007 and 2006 are summarized below:

	March 31, 2007 (In millions of yen)	March 31, 2006 (In millions of yen)	March 31, 2007 (In millions of U.S. dollars)
Due within 1 year	¥1	¥2	$0
Due after 1 year	—	0	—

Total	¥1	¥3	$0

18. Derivative transactions

There were no derivative transactions in the fiscal year ended March 31, 2007 and 2006.

19. Market value of securities

Notes to market value of securities as March 31, 2007 are as follows:

(a) Trading securities

Not applicable

(b) Held-to-maturity debt securities with market value

Not applicable

(c) Available-for-sale securities with market value

Not applicable

(d) Held-to-maturity debt securities sold

Not applicable

(e) Available-for-sale securities sold

	March 31, 2007 (In millions of yen)	March 31, 2007 (In millions of U.S. dollars)
Sales amount	¥5,000	$42
Gains on sales	—	—
Losses on sales	—	—

(f) Held-to maturity debt securities and available-for-sale securities whose market value are not readily determinable were as follows:

	March 31, 2007 (In millions of yen)	March 31, 2007 (In millions of U.S. dollars)
Held-to-maturity debt securities
Unlisted foreign securities	¥—	$—
Available-for-sale securities
Unlisted Japanese equities other than over-the-counter	107,181	908
Unlisted foreign equities	814	7
Other unlisted Japanese securities	—	—
Other unlisted foreign securities	1,279	11

Total	¥109,275	$926

(g) Change in classification of securities

Not applicable

(h) Redemption schedule of available-for-sale securities with maturity and held-to maturity debt securities

Not applicable

(i) Equity securities of subsidiaries and affiliates with market value

Not applicable

(j) Money held in trust

Not applicable

(k) Net unrealized gain (loss) on available-for-sale securities

Not applicable

Notes to market value of securities as March 31, 2006 are as follows:

(a) Trading securities

Not applicable

(b) Held-to-maturity debt securities with market value

Not applicable

(c) Available-for-sale securities with market value

Not applicable

(d) Held-to-maturity debt securities sold

Not applicable

(e) Available-for-sale securities sold

	March 31, 2006 (In millions of yen)	March 31, 2006 (In millions of U.S. dollars)
Sales amount	¥128	$1
Gains on sales	53	0
Losses on sales	—	—

(f) Held-to maturity debt securities and available-for-sale securities whose market value is not readily determinable are as follows:

March 31, 2006 (In millions of yen)
Held-to-maturity debt securities
Unlisted foreign securities	¥—
Available-for-sale securities
Unlisted Japanese equities other than over-the-counter	115,804
Unlisted foreign equities	2,053
Other unlisted Japanese securities	—
Other unlisted foreign securities	1,277

Total	¥119,135

(g) Change in classification of securities

Not applicable

(h) Redemption schedule of available-for-sale securities with maturity and held-to maturity debt securities

Not applicable

(i) Equity securities of subsidiaries and affiliates with market value

Not applicable

(j) Money held in trust

Not applicable

(k) Net unrealized gain (loss) on available-for-sale securities

Not applicable